UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
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Frontier Communications Corporation
(Name of Registrant as Specified in Its Charter)

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401 Merritt 7, Norwalk, CT 06851 (203) 614-5600

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

VIRTUAL MEETING OF STOCKHOLDERS VIA LIVE WEBCAST

Time and Date:	10:00 a.m., Eastern Time, on May 7, 2019

Items of Business:	•	To elect 9 directors;

	•	To consider and vote upon an advisory proposal to approve executive compensation;

	•	To ratify the selection of KPMG LLP as our independent registered public accounting firm for 2019;

	•	To vote on a stockholder proposal on equity compensation, if properly brought before the meeting; and

	•	To transact any other business that may properly be brought before the meeting or any adjournment or postponement of the meeting.

Record Date:	Stockholders of record at the close of business on March 11, 2019 are entitled to vote at the meeting or any adjournments or postponements thereof.

Your vote is very important. On or about March 27, 2019, we mailed a Notice of Internet Availability of Proxy Materials (the Notice). The Notice includes instructions on how to access our Proxy Statement and 2018 Annual Report and vote online. Stockholders who received a printed copy of our proxy materials may also vote by mail by signing, dating and returning the proxy card in the envelope provided. Voting now will not limit your right to change your vote or participate in the meeting.

This year’s Annual Meeting will be a virtual meeting, which means that you will be able to participate in the Annual Meeting via live webcast by visiting www.virtualshareholdermeeting.com/FTR2019. The Annual Meeting is virtual and will be conducted via the Internet; stockholders will not be able to attend the Annual Meeting in person.

By Order of the Board of Directors

Mark D. Nielsen
Executive Vice President, Chief Legal Officer and Secretary
March 27, 2019

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders to be held on May 7, 2019.

The Proxy Statement and 2018 Annual Report are available at www.proxyvote.com. You will need the control number provided on your Notice, proxy card or voting instructions to access these materials electronically.

PROXY SUMMARY

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement about Frontier Communications Corporation. You should read the entire Proxy Statement carefully before voting.

2019 Annual Meeting

Date May 7, 2019	Time 10:00 a.m., Eastern Time
Record Date March 11, 2019	Via the internet www.virtualshareholdermeeting.com/FTR2019

Meeting Agenda and Voting Matters

Proposal	Board Vote Recommendation

Item 1 – Election of Directors	FOR each nominee
Item 2 – Advisory Vote to Approve Executive Compensation (Say-on-Pay)	FOR
Item 3 – Ratification of Selection of Independent Registered Public Accounting Firm	FOR
Item 4 – Vote on a Stockholder Proposal on Equity Compensation	AGAINST

Director Nominees

Name/Age*	Independent	Director Since	Occupation/Career Highlights	Committee Membership

Peter C.B. Bynoe, 68	Yes	2007	Managing Director, Equity Group Investments	Compensation Nom. and Corp. Gov. (Chair)
Diana S. Ferguson, 55	Yes	2014	Chief Financial Officer, Cleveland Avenue LLC and Principal, Scarlett Investments, LLC	Audit Compensation
Edward Fraioli, 72	Yes	2010	Retired, Partner, Ernst & Young	Audit (Chair) Finance
Daniel J. McCarthy, 54	No	2014	President and CEO, Frontier Communications
Michael R. McDonnell, 55	Yes	2018	Chief Financial Officer, IQVIA	Finance
Pamela D.A. Reeve (Chairman), 69	Yes	2010	Retired, President and CEO, Lightbridge, Inc.	Nom. and Corp. Gov.
Virginia P. Ruesterholz, 57	Yes	2013	Retired, Executive Vice President, Verizon Communications	Compensation (Chair) Finance
Robert A. Schriesheim, 57	Yes	2018	Chairman, Truax Partners LLC	Finance (Chair)
Howard L. Schrott, 64	Yes	2005	Principal, Schrott Consulting	Audit Nom. and Corp. Gov.

*  Age is as of the date of the Annual Meeting.

Mr. Barnes, who has served on the Board since 2005, and Mr. Shapiro, who has served on the Board since 2010, are not standing for re-election at our Annual Meeting.

All of our directors attended over 75% of the meetings of the Board and committees on which they served in 2018.

Frontier Communications Corporation	1	2019 Proxy Statement

PROXY SUMMARY

Board Characteristics

We believe that diversity in its many forms, and the breadth of perspective that it brings, enhances the effectiveness of the Board. The background and qualifications of our nine director nominees as a group encompass the following characteristics:

Corporate Governance Highlights

The Board is committed to exercising good corporate governance practices. This includes:

✔	All independent directors (except our CEO)
✔	An independent Chairman of the Board with extensive duties
✔	Each standing committee composed exclusively of independent directors
✔	Annual elections of all directors (not a staggered Board)
✔	Frequent executive sessions of independent directors
✔	Majority voting for our director elections
✔	Stock ownership guidelines for executive officers and non-management directors
✔	Annual Board and committee self-evaluations
✔	A robust clawback policy
Frontier Communications Corporation	2	2019 Proxy Statement

PROXY SUMMARY

Executive Compensation

Our Compensation Committee sets executive compensation each year based upon the following philosophy:

Establish clear alignment between the interests of our executives and those of our stockholders by rewarding performance measured by key financial metrics, strategic objectives and relative total stockholder return, and through the use of long-term incentive awards as a significant component of annual compensation.

Reinforce our performance culture for our Named Executive Officers (NEOs) by making a majority of their compensation at risk, i.e., contingent upon achievement of specified company and individual performance goals.

Hire and retain talented executives by having a compensation program that is competitive in relation to comparable companies based on size, overall complexity and the nature of our business.

Ensure company goals are fully aligned throughout the organization. Each year, we establish company-wide goals to achieve Frontier’s business plan for the year. Our NEOs are compensated to the extent they are successful in leading Frontier to achieve these goals for each year.

As a result of not paying a bonus for 2016 and 2017 performance, along with the decrease in our share price, the value realized from our executive compensation program over the past three years has been well below the target value, leading to an increase in executive turnover. Three (3) of nine (9) members of our senior leadership team left Frontier during 2018. As such, the Committee has been placing an increased emphasis on retention of our senior leadership team.

Accordingly, we have realigned our compensation structure both to incent strong performance as we work towards our transformation goals and to retain key executives. We introduced a quarterly incentive plan and redesigned our long-term incentive program in other ways, including use of cash-denominated awards in lieu of stock-denominated awards (refer to the “Changes to Our Program in 2019” section). These changes recognize that retention of executives, despite the current stock price, is critical to on-going execution of efficiencies and synergies that will help Frontier Communications regain its momentum.

For additional information about our executive compensation practices, see our “Compensation Discussion and Analysis” in this Proxy Statement.

Frontier believes that our compensation program is a sound reflection of our compensation philosophy and, as such, our Board recommends that stockholders vote FOR our 2019 Say-On-Pay proposal.

Frontier Communications Corporation	3	2019 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why did I receive these proxy materials?

This Proxy Statement is being furnished to you in connection with the Board’s solicitation of proxies to be voted at our 2019 Annual Meeting of Stockholders, which is being held on May 7, 2019, at 10:00 a.m., Eastern Time, via the internet at www.virtualshareholdermeeting.com/FTR2019, and at any adjournments thereof (the Annual Meeting).

What is included in our proxy materials?

Our proxy materials include the following:

•	Our Notice of Annual Meeting of Stockholders;
•	Our Proxy Statement; and
•	Our 2018 Annual Report to Stockholders.

The Notice includes instructions on how to access our Proxy Statement and 2018 Annual Report and vote online. In addition, the proxy materials are available on the Investor Relations page of our website, www.frontier.com. If you received printed versions of these materials by mail (rather than through electronic delivery), these materials also included a proxy card or voting instruction form.

The information on our website is not incorporated herein by reference.

How is Frontier distributing proxy materials?

Under rules adopted by the Securities and Exchange Commission (the SEC), we have elected to furnish the proxy materials to many of our stockholders via the Internet. On or about March 27, 2019, we began mailing to holders of our common stock (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials. If you received the Notice, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the proxy materials. The Notice also instructs you on how you may submit your proxy via the Internet. Stockholders who do not receive the Notice will continue to receive either a paper or electronic copy of our Proxy Statement and 2018 Annual Report, which will be sent on or about March 27, 2019.

If you received a Notice by mail and would like to receive a copy of our proxy materials, follow the instructions (contained in the Notice) regarding how you may request to receive your materials electronically or in printed form on a one-time or ongoing basis. We encourage you to receive all future proxy materials electronically to help us save printing costs and postage fees, as well as natural resources, in producing and distributing these materials. If you wish to receive these materials electronically next year, please follow the instructions on the proxy card or on the Investor Relations page of our website, www.frontier.com.

Frontier Communications Corporation	4	2019 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Requests for printed copies of the proxy materials can be made via the Internet at www.proxyvote.com, by telephone at 1-800-579-1639 (or, for callers without touch-tone phones, 1-866-232-3037) or by email at sendmaterial@proxyvote.com by sending a blank email with your control number (the 12 digit identifying number in the box on the Notice) in the subject line.

What matters will be voted on at the Annual Meeting?

The following matters are scheduled for vote by stockholders at the Annual Meeting:

Proposal 1	Elect the 9 nominees named in this Proxy Statement to serve as directors

Proposal 2	Approve, on an advisory basis, Frontier’s executive compensation (Say-on-Pay)

Proposal 3	Ratify the selection of KPMG LLP as Frontier’s independent registered public accounting firm for 2019

Proposal 4	Vote on a stockholder proposal on equity compensation, if properly brought before the meeting

Who can vote at our Annual Meeting?

You can vote your shares of common stock at our Annual Meeting if you were a stockholder at the close of business on March 11, 2019, the record date for our Annual Meeting. As of March 11, 2019, there were 105,318,646 shares of our common stock outstanding, with each share entitled to one vote.

How can I participate in the Annual Meeting?

We are pleased to invite stockholders to participate in the Annual Meeting virtually via the internet at www.virtualshareholdermeeting.com/FTR2019. We believe hosting a virtual meeting will promote greater stockholder attendance, by enabling stockholders that might not otherwise be able to travel to a physical meeting to attend online, while also reducing the costs of the annual meeting.

We are committed to enhancing the stockholder experience at the annual meeting. We have engaged Broadridge Financial Solutions to host the Annual Meeting virtually and our meeting will include the following features:

•	On the day of the Annual Meeting, Broadridge Financial Solutions will be available via telephone at 1-855-449-0991 to answer your questions regarding how to participate in the Annual Meeting virtually via the internet.
•	On the day of the annual meeting, Broadridge Financial Solutions will open the portal in advance of the meeting so that you may have time prior to the meeting to submit questions you may have for the Company. In addition, you may submit questions in advance of the meeting at www.proxyvote.com. In order to vote or submit a question, you will need to follow the instructions posted at www.virtualshareholdermeeting.com/FTR2019 and will need the control number provided on your Notice, proxy card or voting instructions.
•	Following the Annual Meeting, we will provide a transcript of the questions and answers that were provided during the webcast. In addition, we will provide written responses on topics that we did not have time to address during the Annual Meeting webcast, if any. These will be available on the Investor Relations page of our website, www.frontier.com in the days following our Annual Meeting.

What is the quorum requirement for our Annual Meeting?

Holders of a majority of the outstanding shares of common stock entitled to vote must be present or represented by proxy in order for action to be taken at the Annual Meeting. Abstentions and broker non-votes are treated as present for quorum purposes.

Frontier Communications Corporation	5	2019 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

How do I vote my shares?

	If you are a stockholder of record	If you hold your shares in street name
By Internet*	www.proxyvote.com	www.proxyvote.com
By Telephone*	1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 6, 2019, the day before the meeting date.
If your shares are held of record in the name of a bank, broker or other nominee, follow the voting instructions on the form you receive from your record holder. The availability of Internet and telephone voting will depend on their voting procedures.

By Mail	Return a properly executed and dated proxy card in the pre-paid envelope we have provided.
If your shares are held of record in the name of a bank, broker or other nominee, follow the voting instructions on the form you receive from your record holder. The availability of Internet and telephone voting will depend on their voting procedures.

During the Annual Meeting
To vote virtually via the internet at the meeting, please follow the instructions posted at www.virtualshareholdermeeting.com/
FTR2019. All proxy cards and ballots must be received by the independent inspector before the polls close at the meeting.

To vote virtually via the internet at the meeting, please follow the instructions posted at www.virtualshareholdermeeting.com/FTR2019. All proxy cards and ballots must be received by the independent inspector before the polls close at the meeting.

*	Internet and telephone voting procedures are designed to authenticate stockholder identities, to allow stockholders to give voting instructions and to confirm that stockholders’ instructions have been recorded properly. A control number, located on the Notice and proxy card, will identify stockholders and allow them to vote their shares and confirm that their voting instructions have been properly recorded. Stockholders voting via the Internet or telephone should understand that there may be costs associated with voting via the Internet or telephone, such as usage charges from Internet access providers and telephone companies, which must be borne by the stockholder.

If a stockholder neither returns a signed proxy card, votes via the Internet or by telephone, nor participates in the Annual Meeting and votes via the internet, his or her shares will not be voted.

Can I change my mind after I have voted?

You can revoke your proxy at any time before the Annual Meeting by giving written notice of revocation to our Secretary, at our address stated on the cover page of this Proxy Statement, by executing and delivering a later-dated proxy, either in writing, by telephone or via the Internet, or by participating in the Annual Meeting and voting virtually via the Internet at www.virtualshareholdermeeting.com/FTR2019. Participation in the Annual Meeting will not alone constitute revocation of a proxy.

Do I hold my shares as a registered stockholder or in street name?

If your shares of common stock are owned directly in your name, as shown in the records of our transfer agent, Computershare Investor Services, you are considered a registered holder of those shares.

If your shares of common stock are held by a broker, bank or other nominee, you hold those shares in street name. Your broker, bank or other nominee will vote your shares as you direct.

If I hold my shares in street name, does my broker need instructions in order to vote my shares?

If you hold shares of common stock in street name and you do not submit specific voting instructions to your broker, bank or other nominee, how your shares may be voted will depend on the type of proposal. Brokers, banks and other nominees generally will have discretion to vote your shares on routine matters, but will not have discretion to vote your

Frontier Communications Corporation	6	2019 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

shares on non-routine matters. When the broker, bank or other nominee is unable to vote on a proposal because the proposal is not routine, and you do not provide voting instructions, a “broker non-vote” occurs and, as a result, your shares will not be voted on these proposals.

•	The ratification of the appointment of KPMG LLP as our independent registered public accountant for 2019 (Proposal No. 3) is considered routine under applicable rules. Your broker, bank or other nominee may vote in their discretion without instruction from you.
•	All other matters to be voted on at the Annual Meeting are considered non-routine under applicable rules. Your broker, bank or other nominee will not be able to vote without instruction from you.

If I hold my shares as a registered stockholder but do not give specific voting instructions, how will my shares be voted?

If you sign, date and return a proxy card but do not give specific voting instructions, then the proxy holders will vote your shares in the manner recommended by our Board on all matters presented in this Proxy Statement, and the proxy holders may determine in their discretion how to vote your shares on any other matters properly presented for a vote at our Annual Meeting. Although our Board does not anticipate that any of the director nominees will be unable to stand for election as a director nominee at our Annual Meeting, if this occurs, proxies will be voted in favor of such other person or persons as may be nominated by our Board.

What vote is required for adoption or approval of each matter to be voted on, and how does the Board recommend that I vote?

Proposal	Vote Required	Board Recommendation

Election of Directors	Majority of the shares present in person or represented by proxy (for each director nominee)	FOR all nominees Unless a contrary choice is specified, proxies received by our Board will be voted FOR the election of our director nominees
Advisory Vote to Approve Executive Compensation (Say-on-Pay)	Majority of the shares present in person or represented by proxy	FOR Unless a contrary choice is specified, proxies received by our Board will be voted FOR the proposal
Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2019	Majority of the shares present in person or represented by proxy	FOR Unless a contrary choice is specified, proxies received by our Board will be voted FOR the ratification of the appointment
Stockholder proposal on equity compensation	Majority of the shares present in person or represented by proxy	AGAINST Unless a contrary choice is specified, proxies received by our Board will be voted AGAINST the stockholder proposal on equity compensation

We have adopted a policy under which, in non-contested elections, if a director fails to win a majority of votes, the director must immediately tender his or her resignation from the Board, and the Board then decides at its next regularly scheduled meeting, through a process managed by the Nominating and Corporate Governance Committee and excluding the nominee in question, whether to accept the resignation.

Frontier Communications Corporation	7	2019 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What are my choices for casting my vote on each matter to be voted on?

Proposal	Voting Options	Effect of Abstentions	Broker Discretionary Voting Allowed?	Effect of Broker Non-Votes

Election of Directors	FOR, AGAINST OR ABSTAIN (for each director nominee)	Treated as a vote AGAINST the nominee	No	No effect
Advisory Vote to Approve Executive Compensation (Say-on-Pay)	FOR, AGAINST OR ABSTAIN	Treated as a vote AGAINST the proposal	No	No effect
Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2019	FOR, AGAINST OR ABSTAIN	Treated as a vote AGAINST the proposal	Yes	Not applicable
Stockholder proposal on equity compensation	FOR, AGAINST OR ABSTAIN	Treated as a vote AGAINST the proposal	No	No effect

What is “Householding”?

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one copy of our Proxy Statement and Annual Report unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees. Stockholders who participate in householding will continue to receive separate proxy cards.

If your household received a single set of proxy materials, but you would prefer to receive a separate copy of this Proxy Statement and Annual Report, please contact our transfer agent, Computershare Investor Services (in writing: P.O. Box 505005, Louisville, KY 40233; or by telephone: in the U.S., Puerto Rico and Canada, 1-877-770-0496; outside the U.S., Puerto Rico and Canada, 1-781-575-2382).

Stockholders who hold their shares in street name can request information about householding from their banks, brokers or other nominees.

Who bears the cost of soliciting votes for the Annual Meeting?

We will bear the costs of solicitation of proxies for the Annual Meeting. In addition to solicitation by mail, directors, officers and our regular employees may solicit proxies from stockholders by telephone, personal interview or otherwise. These directors, officers and employees will not receive additional compensation, but may be reimbursed for out-of-pocket expenses in connection with this solicitation. In addition to solicitation by our directors, officers and employees, we have engaged Innisfree M&A Incorporated to assist in the solicitation of proxies and provide related advice and informational support, for a base fee of $15,000, plus customary disbursements. Banks, brokers, other nominees, fiduciaries and other custodians have been requested, with respect to shares of record held by them, to forward soliciting material to the beneficial owners of common stock, and these custodians will be reimbursed for their reasonable expenses.

Frontier Communications Corporation	8	2019 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

How do I contact the Transfer Agent?

Our transfer agent is Computershare Investor Services. You should contact the transfer agent, at the phone number or addresses listed below, if you have questions concerning stock certificates, dividend checks, transfer of ownership or other matters pertaining to your stock account.

If by First Class Mail:
 Computershare Investor Services
P.O. Box 505005
Louisville, KY 40233

If by Overnight Courier:
 Computershare
462 South 4th Street, Suite 1600
Louisville, KY 40202

website: www.computershare.com/investor

Telephone: (877) 770-0496 (in the U.S., Puerto Rico and Canada)
or (781) 575-2382 (outside the U.S., Puerto Rico and Canada)

Frontier Communications Corporation	9	2019 Proxy Statement

OWNERSHIP OF COMMON STOCK

OWNERSHIP OF COMMON STOCK

Set forth below is certain information with respect to the beneficial ownership of our common stock (as determined under the rules of the SEC) by (1) each person who, to our knowledge, is the beneficial owner of more than 5% of our outstanding shares of common stock, which is our only class of voting securities, (2) each director and nominee for director, (3) each of the executive officers named in the Summary Compensation Table under “Executive Compensation” and (4) all of our directors and executive officers as a group. The information is as of March 11, 2019 unless otherwise indicated, and ownership percentages are based on 105,318,646 shares of common stock outstanding as of March 11, 2019. The business address of each person listed is c/o Frontier Communications Corporation, 401 Merritt 7, Norwalk, Connecticut 06851, unless stated otherwise. Except as otherwise described below, each of the persons named in the table has sole voting and investment power with respect to the common stock beneficially owned and has not pledged such common stock as security for any obligations.

5% Beneficial Owners	Number of Shares and Nature of Beneficial Ownership	Percent of Class
BlackRock, Inc.(a)	16,360,108	15.5%
The Vanguard Group(b)	10,678,036	10.1%

Non-Employee Directors & Director Nominees(c)	Number of Shares and Nature of Beneficial Ownership		Percent of Class
Leroy T. Barnes Jr.	55,413.71	(d)	*
Peter C.B. Bynoe	54,823.39	(e)	*
Diana S. Ferguson	42,537.63	(f)	*
Edward Fraioli	56,481.82	(g)	*
Michael R. McDonnell	14,906.83	(h)	*
Pamela D.A. Reeve	92,378.52	(i)	*
Virginia P. Ruesterholz	48,433.51	(j)	*
Robert A. Schriesheim	14,906.83	(k)	*
Howard L. Schrott	59,036.53	(l)	*
Mark Shapiro	61,926.78	(m)	*

Named Executive Officers and Directors & Executive Officers as a Group	Number of Shares and Nature of Beneficial Ownership		Percent of Class
Kenneth W. Arndt	120,668	(n)	*
Sheldon L. Bruha	10,771	(o)	*
Steve Gable	147,700	(p)	*
John Maduri	213,739	(q)	*
R. Perley McBride	250,323	(r)	*
Daniel J. McCarthy	540,465	(s)	*
All directors and executive officers as a group (16 persons)	1,784,512	(t)	1.7%
*	Less than 1%.
(a)	The number of shares is as of December 31, 2018 and based on a Schedule 13G filed on January 28, 2019 by BlackRock, Inc. The business address of this beneficial owner is 55 East 52nd Street, New York, NY 10055. Such Schedule 13G discloses that BlackRock, Inc. has sole voting power over 15,857,045 shares and sole dispositive power over 16,360,108 shares and that the shares beneficially owned by BlackRock, Inc. are held by subsidiaries of BlackRock, Inc.
(b)	The number of shares is as of December 31, 2018 and based on a Schedule 13G filed on February 11, 2019 by The Vanguard Group, Inc. The business address of this beneficial owner is 100 Vanguard Blvd., Malvern, PA 19355. Such Schedule 13G discloses that The Vanguard Group, Inc. has sole voting power over 96,261 shares, shared voting power over 4,966 shares, sole dispositive power over
Frontier Communications Corporation	10	2019 Proxy Statement

OWNERSHIP OF COMMON STOCK

10,581,790 shares and shared dispositive power over 92,246 shares and that, of the shares beneficially owned by The Vanguard Group, Inc., 101,227 shares are held by wholly-owned subsidiaries of The Vanguard Group, Inc.

(c)	Directors may elect to redeem stock units upon termination of service in the form of cash or shares of our common stock. See “Director Compensation,” below.
(d)	Consists of 54,855.71 shares that may be acquired upon the redemption of stock units and 558 shares held by family trust.
(e)	Consists of 54,567.39 shares that may be acquired upon the redemption of stock units and 256 shares held directly by Mr. Bynoe.
(f)	Consists of shares that may be acquired upon the redemption of stock units.
(g)	Consists of 54,482.15 shares that may be acquired upon the redemption of stock units and 666.67 shares that may be acquired upon the exercise of currently exercisable stock options.
(h)	Consists of shares that may be acquired upon the redemption of stock units.
(i)	Consists of 91,712.52 shares that may be acquired upon the redemption of stock units and 666 shares held directly by Ms. Reeve.
(j)	Consists of shares that may be acquired upon the redemption of stock units.
(k)	Consists of shares that may be acquired upon the redemption of stock units.
(l)	Consists of 58,703.53 shares that may be acquired upon the redemption of stock units and 333 shares held directly by Mr. Schrott.
(m)	Includes 50,581.11 shares that may be acquired upon the redemption of stock units, 10,679 shares held directly by Mr. Shapiro and 666.67 shares that may be acquired upon the exercise of currently exercisable stock options.
(n)	Includes 75,674 restricted shares over which Mr. Arndt has sole voting power but no dispositive power and 101 shares held in a 401(k) plan.
(o)	Includes 8,263 restricted shares over which Mr. Bruha has sole voting power but no dispositive power.
(p)	Includes 92,950 restricted shares over which Mr. Gable has sole voting power but no dispositive power.
(q)	Includes 189,239 restricted shares over which Mr. Maduri has sole voting power but no dispositive power.
(r)	Represents holdings as of March 12, 2018. Mr. McBride departed on August 31, 2018.
(s)	Includes 315,663 restricted shares over which Mr. McCarthy has sole voting power but no dispositive power and 1,844 shares held in a 401(k) plan.
(t)	Includes 681,789 restricted shares over which executive officers have sole voting power but no dispositive power, 1,333.33 shares that may be acquired pursuant to the exercise of currently exercisable stock options by independent directors, and 485,687.21 shares that may be acquired upon the redemption of stock units by independent directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and officers, and persons who beneficially own more than 10% of our common stock, to file reports of ownership and changes in ownership with the SEC. Such directors, officers and greater than 10% stockholders are also required to furnish us with copies of all such filed reports.

Based solely upon a review of the copies of such reports furnished to us, or representations that no reports were required, we believe that during the year ended December 31, 2018, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis, other than Messrs. Nielsen and Shapiro, each of whom inadvertently missed the original filing deadline to report the mandatory conversion on June 29, 2018, of shares of our Series A Mandatory Convertible Preferred Stock held directly by them into shares of Frontier common stock.

Frontier Communications Corporation	11	2019 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

PROPOSAL 1: ELECTION OF DIRECTORS

Election Process

Each director is elected at the annual stockholder meeting to hold office until the next annual stockholder meeting or until his or her successor has been elected and qualified. Directors are elected by a majority of the votes of the holders of shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting.

If any of the Board’s nominees becomes unavailable prior to the Annual Meeting to serve as a director, the Board may select a replacement nominee or reduce the number of directors to be elected. The proxy holders will vote the shares for which they serve as proxy for any replacement candidate nominated by the Board.

Nominations

Our Nominating and Corporate Governance Committee evaluates and recommends to the Board candidates for nomination to the Board in accordance with our Corporate Governance Guidelines and membership guidelines adopted by our Board, as described under “Director Qualifications,” below.

Stockholders may propose director candidates for consideration by the Nominating and Corporate Governance Committee. Any such recommendation should include the nominee’s name and qualifications for membership on the Board and should be directed to our Secretary at the address of our principal executive offices. To nominate an individual for election at an annual stockholder meeting, the stockholder must give timely notice to our Secretary in accordance with our bylaws, which, in general, require that notice be received by our Secretary not less than 90 days nor more than 120 days before the anniversary date of the immediately prior annual stockholders meeting, unless the annual meeting is moved by more than 30 days before or after the anniversary of the prior year’s annual meeting, in which case the notice must be received not less than a reasonable time, as determined by our Board, prior to the printing and mailing of proxy materials for the applicable annual meeting. The notice should include a description of the qualifications of the suggested nominee and any information that is required by the regulations of the SEC concerning the suggested nominee and his or her direct or indirect securities holdings or other interests in Frontier. See “Proposals by Stockholders” for the deadline for nominating persons for election as directors for the 2020 annual meeting of stockholders.

Decisions regarding the renomination of directors are made by the Board, upon the recommendation of the Nominating and Corporate Governance Committee, which annually evaluates each director’s performance and contribution to the Board. Under our Corporate Governance Guidelines, a non-employee director will not ordinarily be renominated if he or she has served on the Board for 15 years, but the Nominating and Corporate Governance Committee may recommend to the Board for renomination a director regardless of the length of his or her service if, in the judgment of the Nominating and Corporate Governance Committee, such renomination is in the best interests of Frontier and our stockholders.

Director Qualifications

Each candidate for nomination as a director, including each person recommended by stockholders, is evaluated in accordance with our Corporate Governance Guidelines and additional guidelines adopted by our Board. The additional guidelines set forth below include specific characteristics that each nominee must possess.

•	A reputation for integrity, honesty, fairness, responsibility, good judgment and high ethical standards.
•	Broad experience at a senior, policy-making level in business, government, education, technology or public interest.
•	The ability to provide insights and practical wisdom based on the nominee’s experience and expertise.
•	An understanding of a basic financial statement.
•	Comprehension of the role of a public company director, particularly the fiduciary obligation owed to Frontier and our stockholders.
•	Commitment to understanding Frontier and its industry and to spending the time necessary to function effectively as a director.
•	An absence of a conflict of interest (or appearance of a conflict of interest) that will impair the nominee’s ability to fulfill his or her responsibilities as a director.
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PROPOSAL 1: ELECTION OF DIRECTORS

Under the additional guidelines, the Nominating and Corporate Governance Committee also evaluates whether the background and qualifications of the directors, as a group, is diverse, and whether each individual nominee possesses a depth of experience, knowledge and ability that will enable him or her to assist the other directors in fulfilling the Board’s responsibilities to Frontier and our stockholders. Each nominee must also be willing to commit that he or she will comply with our director stock ownership guidelines.

In addition, a nominee should be “independent,” as defined by the SEC and the Nasdaq Listing Rules. To the extent permitted by applicable law and our bylaws, nominees who do not qualify as independent may be nominated when, in the opinion of the Nominating and Corporate Governance Committee, such action is in the best interests of Frontier and our stockholders.

Although we do not have a formal policy regarding Board diversity, when evaluating candidates for nomination as a director, the Nominating and Corporate Governance Committee does consider diversity in its many forms, including among others, experience, skills, ethnicity, race and gender. We believe a diverse Board, as so defined, provides for different points of view and robust debate and enhances the effectiveness of the Board. Currently, the Board includes one or more current and/or former CEOs, CFOs, investment bankers, experts in communications, marketing and strategy, auditors and individuals of different race, gender, ethnicity and background.

Annual Board Evaluation Process

The Nominating and Corporate Governance Committee oversees the Board’s evaluation process to ensure an ongoing, rigorous assessment of the Board’s effectiveness, composition and priorities. The Board includes in its evaluation process individual one-on-one discussions led by outside counsel.

Component	Description
Corporate Governance Review	The Nominating and Corporate Governance Committee performs an annual review of Frontier’s corporate governance policies with a focus on best practices, recent developments and trends.
Director Questionnaires
Tailored questionnaires, covering a wide range of topics, are developed for the Board and its standing committees to use to help guide self-assessment. The Chairman leads a Board evaluation discussion in executive session and Committee chairs lead similar committee evaluations. The Board and committees identify areas of effectiveness and areas for improvement.

Director Interviews
Confidential, in-depth and candid interviews are conducted by outside counsel with each director and certain members of management. A report on the results of this interview process is provided to the Nominating and Corporate Governance Committee and shared with the Board to inform priorities and action items. These interviews are conducted annually or as otherwise determined by the Nominating and Corporate Governance Committee.

A key priority identified in the Board evaluation process is Board succession planning. In the interest of promoting diversity and new perspectives on the Board, the Board adopted a policy in 2017 pursuant to which one long-standing director will elect not to stand for re-election at the Annual Meeting. Ms. Larraine Segil, Mr. Myron Wick and Mr. Barnes, each a Board member since 2005, elected not to stand for re-election to the Board at the 2017, 2018 and 2019 Annual Meetings, respectively. Assuming Mr. Schrott is re-elected at this year’s meeting, the Board currently expects Mr. Schrott, a Board member since 2005, not to stand for re-election at the 2020 Annual Meeting. In addition, Mr. Shapiro has elected not to stand for re-election at this year’s meeting due to his increased responsibilities as CEO of Endeavor.

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PROPOSAL 1: ELECTION OF DIRECTORS

The Board has engaged an executive search firm to help it identify, evaluate and recruit potential director candidates. As a result of this ongoing search, Messrs. McDonnell and Schriesheim were elected to the Board in December 2018 and stand for re-election at this year’s meeting. The Board will continue to seek potential director candidates whose skills and perspectives will augment the Board.

Director Nominees

At the Annual Meeting, nine nominees are to be elected and each will hold office until the next Annual Meeting or until his or her successor has been elected and qualified. The Board, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated the nine individuals listed below, each of whom is currently serving as a director. Each nominee has agreed to be named in this Proxy Statement and to serve if elected.

As previously disclosed, Mr. Barnes will not seek re-election at the Annual Meeting. Mr. Barnes has served on the Board since 2005. In addition, Mr. Shapiro, who has served on the board since 2010, will not seek re-election at the Annual Meeting. Frontier thanks Messrs. Barnes and Shapiro for their many years of dedication and service to our stockholders and the Company.

The Board unanimously recommends that you vote FOR the election of the following director nominees:

Peter C.B. Bynoe	Background
Age: 68 Independent Director Director Since: October 2007 Board Committees: Compensation Nominating and Corporate Governance (Chair)
Mr. Bynoe is a Managing Director of Equity Group Investments, a private investment fund. Prior to joining Equity Group Investments in October 2014, Mr. Bynoe served as Chief Executive Officer of Rewards Network, Inc., a merchant cash advance and marketing services company (September 2013 to October 2014), and in multiple capacities, including as a partner, with Loop Capital Markets LLP, an investment bank (February 2009 to September 2013). In addition, Mr. Bynoe was associated with the international law firm DLA Piper US LLP from March 1995 to December 2016. He is also Chairman of Telemat Ltd., a business consulting firm he founded in 1982.

Qualifications

Mr. Bynoe provides the Board with extensive business, legal and public policy expertise. Mr. Bynoe has experience serving on the boards of other public companies, including as a nominating and governance committee member and chair, and as a compensation committee member and chair.

Other Directorships

Covanta Holding Corporation

Past Directorships

Real Industry, Inc. (2013 – 2018)

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PROPOSAL 1: ELECTION OF DIRECTORS

Diana S. Ferguson	Background
Age: 55 Independent Director Director Since: October 2014 Board Committees: Audit Compensation
Ms. Ferguson has served as Chief Financial Officer of Cleveland Avenue LLC, a privately held venture capital firm which accelerates and strategically invests in innovative restaurant, food and beverage concepts and emerging brands since September 2015. In addition, Ms. Ferguson has been Principal of Scarlett Investments, LLC, a firm that invests in and advises middle market businesses, since August 2013. Ms. Ferguson served as Chief Financial Officer of the Chicago Board of Education (February 2010 to May 2011) and as Senior Vice President and Chief Financial Officer of The Folgers Coffee Company, a maker of coffee products (April 2008 to November 2008), until Folgers was sold in 2008. Prior to joining Folgers, Ms. Ferguson was Executive Vice President and Chief Financial Officer of Merisant Worldwide, Inc., a maker of table-top sweeteners and sweetened food products (April 2007 to March 2008). Ms. Ferguson also served as Chief Financial Officer of Sara Lee Foodservice, a division of Sara Lee Corporation (June 2006 to March 2007), and in a number of leadership positions at Sara Lee Corporation including Senior Vice President of Strategy and Corporate Development and Treasurer.

Qualifications

Ms. Ferguson’s broad experience and executive leadership allow her to provide the Board with valuable perspectives on financial, corporate and strategic matters.

Other Directorships

Invacare Corp.
Sally Beauty Holdings

Past Directorships

TreeHouse Foods, Inc. (2008 – 2016)

Edward Fraioli	Background
Age: 72 Independent Director Director Since: July 2010 Board Committees: Audit (Chair) Finance
Mr. Fraioli has acted as a business consultant since his retirement in July 2010. Prior to his retirement, Mr. Fraioli was a partner at Ernst & Young, a public accounting firm, since 1983. During his tenure at Ernst & Young, he served as Professional Practice Director for Ernst & Young’s Private Equity practice (2008 to July 2010), Global Vice Chairman for Independence Matters within Global Quality and Risk Management (2005 to 2008) and as lead audit partner on a number of public and global companies.

Qualifications

Mr. Fraioli’s over 35 years of accounting and business experience at Ernst & Young provide the Board with substantial expertise in the areas of public accounting, risk management and corporate finance.

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PROPOSAL 1: ELECTION OF DIRECTORS

Daniel J. McCarthy	Background
Age: 54 Director Since: May 2014
Mr. McCarthy is the President and Chief Executive Officer of Frontier Communications Corporation and has been with Frontier since December 1990. Prior to becoming President and Chief Executive Officer in April 2015, Mr. McCarthy held other positions of responsibility at Frontier, including President and Chief Operating Officer (April 2012 to April 2015), Executive Vice President and Chief Operating Officer (January 2006 to April 2012) and Senior Vice President, Field Operations (December 2004 to December 2005). Mr. McCarthy serves on the Board of Directors of Sacred Heart University in Fairfield, Connecticut and Stetson University in DeLand, Florida. He is also a member of the Board of Directors of the Western Connecticut Health Network, the Board of Directors of the Business Council of Fairfield County, and a member of the Business Roundtable.

Qualifications

Mr. McCarthy has been with Frontier for over 25 years in positions of increasing responsibility and as such he is able to provide the Board with critical insight into our business, operations, history, industry and strategic opportunities.

Other Directorships

Constellation Brands, Inc.

Michael R. McDonnell	Background
Age: 55 Independent Director Director Since: December 2018 Board Committees: Finance
Mr. McDonnell is Executive Vice President and Chief Financial Officer of IQVIA Holdings, Inc., a publicly traded leading global provider of advanced analytics, technology solutions and contract research services to the life sciences industry. From 2015, Mr. McDonnell was Executive Vice President and Chief Financial Officer of Quintiles Transnational Corp., a contract research services company that merged with IMS Health in 2016 to form IQVIA. Prior to joining Quintiles, Mr. McDonnell served as Executive Vice President and Chief Financial Officer of Intelstat, S.A., a leading global satellite service provider, from 2008 to 2015. Before that, he was Chief Financial Officer at both MCG Capital Corporation and EchoStar Communications (DishNetwork). Earlier in his career, he was a partner at PricewaterhouseCoopers, LLP.

Qualifications

Through his extensive experience as chief financial officer at public companies IQVIA, Quintiles and Intelstat, as well as his public board experience, Mr. McDonnell provides the board with valuable financial and leadership insight as well as understanding of the telecommunications industry.

Past Directorships

Catalyst Health Solutions, Inc. (2005 – 2012)

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PROPOSAL 1: ELECTION OF DIRECTORS

Pamela D.A. Reeve (Chairman)	Background
Age: 69 Independent Director Director Since: July 2010 Board Committees: Nominating and Corporate Governance
From November 1989 to August 2004, Ms. Reeve held various executive positions, including President and Chief Executive Officer, and was a director at Lightbridge, Inc., a global provider of mobile business software and technology solutions. Prior to joining Lightbridge, Ms. Reeve spent 11 years as a consultant and in a series of executive positions at the Boston Consulting Group, Inc.

Qualifications

Ms. Reeve provides the Board with leadership, operational and financial expertise, particularly in the communications and technologies industries. In addition, her experience on the boards of other public companies provides the Board with important perspectives on corporate governance and risk management.

Other Directorships

American Tower Corporation

Past Directorships

Sonus Networks, Inc. (2013 – 2018), LiveWire Mobile, Inc. (1997 – 2009)

Virginia P. Ruesterholz	Background
Age: 57 Independent Director Director Since: August 2013 Board Committees: Compensation (Chair) Finance
During her 28 year career with Verizon Communications, a broadband and telecommunications company, and its predecessors, Ms. Ruesterholz held various executive positions, including Executive Vice President of Verizon Communications (January to July 2012) and President of Verizon Services Operations (2009 to 2011). Earlier she served as President of Verizon Telecom, President of Verizon Partner Solutions and President of Verizon Wholesale Markets. She also serves as Chairman of the Board of Trustees of Stevens Institute of Technology.

Qualifications

Through her substantial experience as a senior executive at Verizon, Ms. Ruesterholz provides the Board with valuable knowledge of the telecommunications industry, large scale operations, risk management and information technology.

Other Directorships

The Hartford Financial Services Group, Inc.
Bed, Bath & Beyond

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PROPOSAL 1: ELECTION OF DIRECTORS

Robert A. Schriesheim	Background
Age: 57 Independent Director Director Since: December 2018 Board Committees: Finance (Chair)
Mr. Schriesheim is Chairman of Truax Partners LLC, through which he partners with, and advises, boards and institutional investors while serving as a director of public and private companies undergoing strategic and financial transformations, with significant experience in the information services, software and communications sectors. Prior to forming Truax, from August 2011 to October 2016, Mr. Schriesheim served as Executive Vice President and Chief Financial Officer of Sears Holdings Corporation, a publicly traded retail company, and served as a Corporate Advisor until January 2017. From January 2010 to October 2010, Mr. Schriesheim was Senior Vice President and Chief Financial Officer of Hewitt Associates, a global human resources consulting and outsourcing company that was acquired by Aon in October 2010. From 2006 to 2009, he was Executive Vice President and Chief Financial Officer of Lawson Software, a publicly traded global ERP software provider. Prior to joining Lawson, Mr. Schriesheim was a Venture Partner with ARCH Development Partners, LLC, a seed stage venture capital fund, and earlier he held executive positions at Global TeleSystems, Inc., SBC Equity Partners, Inc., Ameritech, AC Nielsen Company, and Brooke Group, Ltd.

Qualifications

Mr. Schriesheim brings extensive leadership and financial acumen to our board, through his experience as CFO of several public companies and service on numerous public and private company boards. His in-depth knowledge of capital markets transactions, expertise driving strategic transformations at public companies and broad investor relations experience, including with public shareholders, bond holders and hedge funds, are important assets to our Board.

Current Directorships

Skyworks Solutions, Inc.
Houlihan Lokey, Inc.
NII Holdings, Inc.

Past Directorships

Forest City Realty Trust, Inc. (April – December 2018); Lawson Software, Inc. (2006 – 2011); Georgia Gulf Corp. (2009 – 2010); MSC Software (2007 – 2009); Dobson Communications Corporation 2004 – 2007); Global TeleSystems, Inc. (2001 – 2002); Golden Telecom (1999 – 2001)

Howard L. Schrott	Background
Age: 64 Independent Director Director Since: July 2005 Board Committees: Audit Nominating and Corporate Governance
Mr. Schrott is a Principal in Schrott Consulting, a management consulting firm servicing broadcasting, telecommunications and technology companies, which he founded in February 2006. Prior to founding Schrott Consulting, he was Chief Financial Officer of the Liberty Corporation, a television broadcaster, from 2001 until Liberty’s sale in February 2006. Mr. Schrott also serves as a Trustee of Butler University, a Trustee of the Indianapolis Museum of Art and on the Board of Directors of Metropolitan Indianapolis Public Media, Inc.

Qualifications

Mr. Schrott provides the Board with an extensive understanding of the telecommunications industry. In addition, his experience in executive and director roles provides the Board with important knowledge of financial and operational matters.

Past Directorships

Media General, Inc. (November 2013 to December 2014); Time Warner Telecom Holdings Inc. (2004 − 2006)

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DIRECTOR COMPENSATION

DIRECTOR COMPENSATION

Frontier uses cash and stock-based compensation to attract and retain qualified non-employee members of our Board. Mr. McCarthy, the only employee director, receives no remuneration for service as a member of our Board.

Annual Retainer and Stipend – Paid in Cash or Stock Units

Each non-employee director is paid an annual $95,000 retainer. The Chairman of the Board is also paid an annual stipend of $175,000, 45% in cash and 55% in stock units, and each committee chair is paid a stipend ($25,000 for the Audit Committee, $25,000 for the Finance Committee, $20,000 for the Compensation Committee, $15,000 for the Nominating and Corporate Governance Committee and $15,000 for the Retirement Plan Committee). The Retirement Plan Committee was dissolved in December 2018, with the Board taking on its significant oversight responsibilities.

Directors may elect, by December 31 of the prior year, whether to receive the annual retainer and stipend, if any, in cash or stock units. Directors are also entitled to reimbursement for reasonable expenses they incur in connection with Board meetings they attend in person. The annual retainer and stipends are payable in advance in equal quarterly installments on the first business day of each quarter.

Annual Fee – Paid in Stock Units

Each non-employee director also receives a $120,000 fee in the form of stock units. Stock units for fees are earned quarterly and credited to the director’s account on the first business day of each quarter.

The number of stock units credited equals the amount of the retainer, stipend or fee (as appropriate) divided by the closing price of our common stock on the credit date of the stock units. We hold all stock units until a director’s termination of service, at which time the units are redeemable, at the director’s election, in either cash or in shares of our common stock at a conversion rate of 1-for-1.

The following table sets forth compensation information earned for 2018 by each non-employee director.

Name	Director Compensation Paid in Cash ($)	Stock Unit Awards ($ value)[1]	Total ($)
Leroy T. Barnes Jr.	$110,000	$120,000	$230,000
Peter C.B. Bynoe	$110,000	$120,000	$230,000
Diana S. Ferguson	$95,000	$120,000	$215,000
Edward Fraioli	$120,000	$120,000	$240,000
Michael R. McDonnell(2)	$5,163	$6,522	$11,685
Pamela D.A. Reeve	$173,750	$216,250	$390,000
Virginia P. Ruesterholz	$115,000	$120,000	$235,000
Robert A. Schriesheim(3)	$5,163	$6,522	$11,685
Howard L. Schrott	$95,000	$120,000	$215,000
Mark Shapiro	$95,000	$120,000	$215,000
Myron A. Wick, III(4)	$95,000	$120,000	$215,000
(1)	The amounts shown in this column represent the grant date fair value in accordance with Financial Accounting Standards Board ASC Topic 718 of the stock units granted to directors in 2018. For a discussion of valuation assumptions, see Note 12 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2018. Dividends are paid on stock units held by directors, in the form of additional stock units, at the same rate and at the same time as we pay dividends, if any, on shares of our common stock. No above-market or preferential dividends were paid with respect to any stock units. We suspended the dividend on our common stock in 2018.
(2)	Mr. McDonnell was elected to the Board on December 12, 2018. Represents a pro rata portion of director compensation through December 31, 2018.
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DIRECTOR COMPENSATION

(3)	Mr. Schriesheim was elected to the Board on December 12, 2018. Represents a pro rata portion of director compensation through December 31, 2018.
(4)	Departed the Board after not standing for reelection at the 2018 Annual Meeting.

At December 31, 2018, Mr. Fraioli and Mr. Shapiro each held 666.67 stock options. Such stock options were granted with an exercise price equal to the closing price of our common stock on the date each director was elected to the Board. The options became exercisable six months after the grant date and expire on the tenth anniversary of the grant date or, if earlier, on the first anniversary of the director’s termination of service. Since October 2010, directors are no longer eligible to receive stock option grants upon joining the Board.

In addition, our bylaws require us to indemnify our directors and officers to the fullest extent permitted by law, so that they may be free from undue concern about personal liability in connection with their service to the Company. We have also entered into indemnification agreements with our directors and officers that provide similar indemnification rights.

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CORPORATE GOVERNANCE

CORPORATE GOVERNANCE

We maintain corporate governance policies and practices that provide what the Board believes to be appropriate oversight, leadership and independence, including compliance with applicable requirements under the Sarbanes-Oxley Act of 2002 and the rules of the SEC and the Nasdaq Stock Market (Nasdaq), on which our common stock is listed. A copy of our Corporate Governance Guidelines is available upon request to our Secretary, or may be viewed or downloaded from the Investor Relations page of our website, www.frontier.com.

Leadership Structure

Our Board is led by Pamela D.A. Reeve, who was appointed non-executive Chairman of the Board of Directors in April 2016. Ms. Reeve had previously held the position of Lead Director and has been an independent member of our Board since 2010.

Our Board does not have a policy as to whether the roles of Chairman and CEO should be separate or combined. The Board has determined that it is in the best interests of our stockholders at this time to separate the roles of Chairman and CEO. In the event the roles are combined, the Board will appoint a Lead Director. The Board will continue to evaluate our leadership structure based on the best interests of Frontier and our stockholders.

The Role of the Chairman:

•
Call meetings of the Board and non-management directors (including those to be attended only by independent directors) when appropriate and preside at such meetings. Following each executive session, the Chairman will discuss with the CEO any issues arising in such executive session.

•	Coordinate the flow of information to and among independent directors and, if any, other non-management directors.

•
Collaborate with the CEO to set Board meeting agendas and review and approve Board meeting schedules to ensure that there is sufficient time for discussion of all agenda items. All Board members are encouraged to communicate to the Chairman any additional agenda items that they deem necessary or appropriate in carrying out their duties.

•
Periodically solicit from other independent and non-management directors comments or suggestions related to Board operations, including the flow of information to directors, the setting of meeting agendas and the establishment of the schedule of Board meetings, and communicate those suggestions to the CEO. The Chairman shall also seek to ensure that there is: (a) an efficient and adequate flow of information to the independent and non-management directors; (b) adequate time for the independent and non-management directors to consider all matters presented to them for action; and (c) appropriate attention paid to all matters subject to oversight and actions by the independent and non-management directors.

•	Attend all committee meetings, as appropriate. The Chairman shall work with each committee chair to ensure that each committee is effectively functioning and providing ongoing reports to the Board.

•
Serve as the liaison between the independent and non-management directors, on the one hand, and the CEO, on the other, and as the representative of the independent and non-management directors in communications with the CEO and management outside of regular Board meetings.

•	Serve as liaison and provide direction to advisers and consultants retained by the independent directors.

Chief Executive Officer Succession

The Board is actively engaged in managing executive talent and succession planning. The Compensation Committee reviews and considers succession plans for the CEO and other members of the senior leadership team, and oversees the development of the CEO, senior leadership team candidates and other executive talent. The Board also evaluates the adequacy and effectiveness of Frontier’s succession plan for the CEO in connection with its annual assessment of the performance of the CEO.

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CORPORATE GOVERNANCE

Chief Executive Officer Pay Ratio

We determined that the 2018 median annual total compensation of all our employees who were employed as of December 31, 2018, other than our CEO, Daniel J. McCarthy, was $77,010; Mr. McCarthy’s 2018 annual total compensation was $7,135,383; and the ratio of these amounts was 93:1. The increase from the 2017 CEO pay ratio of 60:1 is attributable to the increase in CEO compensation due to Mr. McCarthy receiving a bonus in 2018, as well as a decrease in median compensated employee’s compensation due to an interest rate-driven decrease in pension accrual as well as a decrease in overtime earnings.

For 2018, we used the same median employee that was identified in 2017 since there has been no change in our employee workforce or employee compensation arrangements that we believe would significantly impact our pay ratio disclosure. As of December 31, 2018, our total population consisted of 21,200 employees. To identify the median employee, we used a Consistently Applied Compensation Measure (CACM) defined as annual base salary as of December 31, 2018. Our disclosed pay ratio is a reasonable estimate calculated in a manner consistent with S-K Item 402(u).

Director Independence

The Board is required to affirmatively determine that a majority of the directors qualify as independent under Nasdaq listing standards. The Board undertakes an annual review of director independence by reviewing relationships between Frontier and each director as well as Frontier and the organizations with which each director is affiliated.

After considering the relevant facts, the Board has determined that no director, other than Mr. McCarthy, has a material relationship with Frontier (either directly or as a partner, stockholder or officer of an organization that has a relationship with Frontier) that would impair the director’s ability to exercise independent judgment in carrying out his or her responsibilities as a director. Therefore, all of our directors, other than Mr. McCarthy, are independent under Nasdaq listing standards.

Mr. Shapiro, who served on our Retirement Plan Committee, is the Co-President of WME/IMG. During 2017, Frontier engaged WME/IMG to assist in the negotiation and entry into certain sponsorship and content arrangements. The Nominating and Corporate Governance Committee and the Board reviewed this ongoing business relationship and determined that the value of the engagement was immaterial to WME/IMG, given the amount and WME/IMG’s gross revenues, and that Mr. Shapiro’s independence is not impaired.

The Board has determined that 8 of our 9 director nominees are independent

Risk Management and Board Oversight

The Board is responsible for oversight of Frontier’s risk management process, and the full Board regularly discusses exposure to various potentially material risks. In accordance with our Corporate Governance Guidelines, the Audit Committee also reviews risk exposures and the guidelines and policies governing management’s assessment and management of exposure to risk, including the enterprise risk management (ERM) process.

Management is responsible for Frontier’s risk management activities, including the annual ERM process, which is jointly administered by the Chief Financial Officer and the Senior Vice President, Internal Audit. As part of the ERM process, each member of senior management and his or her direct reports participate in an annual identification, assessment and evaluation of risks. The individual risks are aggregated across Frontier to help management determine our enterprise level risks. For each such risk, one or more mitigation strategies are developed and implemented to minimize or manage that risk. During the course of the year, periodic monitoring, self-assessment and reporting to the Audit Committee are performed by senior management to:

•	Update the trending of each risk, compared to the latest annual ERM review;
•	Identify/consider new and emerging risks;
•	Assess the implementation status/effectiveness of each mitigation strategy; and
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CORPORATE GOVERNANCE

•	Identify changes to mitigation strategies, if necessary.

Attendance at Meetings

In 2018, the Board held 7 meetings. All of our directors attended over 75% of the meetings of the Board and committees on which they served in 2018. In accordance with our policy, all members of the Board serving at that time attended last year’s annual meeting of stockholders.

Committees of the Board

The Board has four standing committees: Audit, Compensation, Nominating and Corporate Governance and Finance. In December 2018, the Board established a Finance Committee and dissolved the Retirement Plan Committee. Consistent with peers and industry practice, the significant oversight responsibilities for retirement plans previously delegated to the Retirement Plan Committee will be carried out by the Board. Each committee is composed solely of independent directors. Each of the Audit, Compensation, Nominating and Corporate Governance Committees operates under a written charter adopted by the Board (available on the Investor Relations page of our website, www.frontier.com.)

Audit Committee	Number of Meetings in 2018: 8
Chair: Edward Fraioli Other Committee Members: Leroy T. Barnes Jr.* Diana S. Ferguson * Howard L. Schrott	Primary Responsibilities:
	•	Selects, determines compensation for, and oversees our independent auditors
•
Assists the Board in its oversight of our financial statements, compliance with legal and regulatory requirements, the independence, performance and qualifications of our independent auditors, the qualifications of our internal auditors and internal audit function performance

	•	Pre-approves all audit and permissible non-audit services, if any, provided by our independent auditors
	•	Prepares the Audit Committee Report
	•	Oversees risk assessment and risk management
Each Audit Committee member is independent, meets the standard of an “audit committee financial expert” under SEC rules and meets the financial literacy requirements of the Nasdaq Listing Rules
*	Through the date of the Annual Meeting. The Board expects to appoint Messrs. Schriesheim and McDonnell to serve as members of the Audit Committee following Mr. Barnes’ departure. The Board expects to appoint Ms. Ferguson to serve as Chair of the Nominating and Corporate Governance Committee and she will step down from the Audit Committee.
Compensation Committee	Number of Meetings in 2018: 9
Chair: Virginia P. Ruesterholz Other Committee Members: Peter C.B. Bynoe Diana S. Ferguson
Primary Responsibilities:
	•	Reviews our general compensation strategies and policy
•
Evaluates, at least annually, the performance of the CEO and other senior executives against corporate goals and objectives and determines and approves executive compensation (including any discretionary incentive awards) based on this evaluation

	•	Engages in CEO succession planning efforts and executive talent development
	•	Reviews and makes recommendations to the Board regarding director compensation
	•	Prepares the Compensation Committee Report
	•	Oversees and approves incentive compensation plans and equity-based compensation plans
Each Compensation Committee member is independent, an “outside director” under Section 162(m) of the Internal
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Compensation Committee	Number of Meetings in 2018: 9
Revenue Code and a “non-employee director” for purposes of Rule 16b-3 of the Exchange Act
Nominating and Corporate Governance Committee		Number of Meetings in 2018: 3
Chair: Peter C.B. Bynoe Other Committee Members: Pamela D.A. Reeve* Howard L. Schrott	Primary Responsibilities:
	•	Conducts annual evaluation of the Board and its committees
	•	Recommends candidates for nomination, election or appointment to the Board and its committees
	•	Takes a leadership role in shaping our corporate governance, including developing and recommending to the Board our Corporate Governance Guidelines
Each Nominating and Corporate Governance committee member is independent
*	Through the date of the Annual Meeting. The Board expects to appoint Ms. Ferguson to serve as Chair of the Nominating and Corporate Governance Committee and Ms. Reeve will step down from the committee.
Finance Committee	Number of Meetings in 2018: n/a
Chair: Robert A. Schriesheim Other Committee Members: Edward Fraioli Michael R. McDonnell Virginia P. Ruesterholz	Primary Responsibilities:
• Evaluate the Company’s capital structure and consider, evaluate and negotiate capital market and/or financing transactions and/or strategic alternatives for the Company and its stakeholders
Each Finance Committee member is independent
Retirement Plan Committee*		Number of Meetings in 2018: 3
Chair: Leroy T. Barnes Jr. Other Committee Members: Edward Fraioli Virginia P. Ruesterholz Mark Shapiro	Primary Responsibilities:
•
Oversees our retirement plans, which includes review of the investment strategies and asset performance of the plans, compliance with the plans and the overall quality of the asset managers, plan administrators and communications with employees

Each Retirement Plan Committee member is independent
*	The Retirement Plan Committee was dissolved in December 2018, with the Board taking on its significant oversight responsibilities.

Director Stock Ownership Guideline

Each non-management director is expected to own shares of our stock having a minimum value of five times the cash portion of the annual non-management director retainer (which currently equates to $475,000) by the later of February 15, 2017 or five years after joining the Board. Stock unit grants are counted for purposes of fulfilling this guideline. Each non-management director is required to hold 100% of all stock units granted as compensation for Board service until his or her termination of service, and compliance with such 100% retention is an alternative method of complying with the director stock ownership guideline.

Executive Sessions of the Board of Directors

Our independent directors have regularly scheduled executive sessions in which they meet outside the presence of management. Pamela D.A. Reeve, in her role as Chairman, presides at executive sessions of the Board. The applicable Chair presides at executive sessions of the Board’s standing committees.

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CORPORATE GOVERNANCE

Communications with the Board of Directors

Any stockholder or interested party who wishes to communicate with the Board or any specific director, any non-management director, the non-management directors as a group, any independent director or the independent directors as a group, may do so by writing to such director or directors at: Frontier Communications Corporation, 401 Merritt 7, Norwalk, Connecticut 06851. This communication will be forwarded to the director or directors to whom it is addressed. This information regarding contacting the Board is also posted on the Investor Relations page of our website, www.frontier.com.

Code of Business Conduct and Ethics

We have a Code of Business Conduct and Ethics (the Code of Conduct) to which all employees, executive officers and directors (which for purposes of the Code of Conduct we collectively refer to as “employees”) are required to adhere in addressing the legal and ethical issues encountered in conducting their work. The Code of Conduct requires that all employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity. Employees are required to report any conduct that they believe is an actual or apparent violation of the Code of Conduct and may do so anonymously by using our Ethics Hotline. Specific provisions applicable to our principal executive officer and senior financial officers are in the Specific Code of Business Conduct and Ethics Provisions for Certain Officers (the Executive Code). We disclose on our website any amendment to, or waiver of, any provision of our Code of Conduct or Executive Code that is required to be disclosed pursuant to securities laws. Copies of the Code of Conduct and the Executive Code are available upon request to our Secretary, or may be viewed or downloaded from the Investor Relations page of our website, www.frontier.com.

Related Person Transactions Policy

The Board has adopted a written policy addressing our procedures with respect to the review, approval and ratification of “related person transactions” that are required to be disclosed pursuant to SEC regulations. The policy provides that any transaction, arrangement or relationship, or series of similar transactions, to which we are a party, that exceeds $120,000 in the aggregate, with a “related person” (as defined in the SEC regulations) who has or will have a direct or indirect material interest shall be subject to review, approval or ratification by the Nominating and Corporate Governance Committee. In its review of related person transactions, the Nominating and Corporate Governance Committee shall review the material facts and circumstances of the transaction and shall take into account specified factors, where appropriate, based on the particular facts and circumstances, including (i) the nature of the “related person’s” interest in the transaction, (ii) the significance of the transaction to us and to the “related person” and (iii) whether the transaction is likely to impair the judgment of the “related person” to act in the best interest of Frontier.

No member of the Nominating and Corporate Governance Committee may participate in the review, approval or ratification of a transaction with respect to which he or she is a “related person,” although such director can be counted for purposes of a quorum and shall provide such information with respect to the transaction as may be reasonably requested by other members of the Committee or the Board.

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EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Named Executive Officers

Daniel J. McCarthy	President and Chief Executive Officer
Sheldon L. Bruha*	Interim Chief Financial Officer
R. Perley McBride	Former Executive Vice President, Chief Financial Officer
John Maduri	Executive Vice President, Chief Customer Officer
Steve Gable	Executive Vice President, Chief Technology Officer
Kenneth W. Arndt	Executive Vice President, Chief Operations Officer
*	Mr. Bruha has served as Interim CFO since September 1, 2018 upon Mr. McBride’s resignation on August 31, 2018.

Executive Summary

2018 Review

Our discussion of 2018 Executive Compensation must begin with candor: Frontier Communications’ share price has fallen considerably. Frontier had a one-year Total Shareholder Return of -65% for 2018 and a three-year Total Shareholder Return of -96%.

While we will not avoid the issue of our underperformance, it is important to note that we have continued to invest in expanding and upgrading our network and product offerings. In addition, each member of the Company’s executive group is deeply committed to our transformation program, Journey Forward, that is systematically examining revenue generation, costs and processes to find efficiencies and synergies that will lead to enhanced customer service and in-demand products. We believe that Frontier Communications has strong potential to create significant value for our stakeholders. Meeting our EBITDA goals and exceeding our customer experience goals in 2018 were meaningful signs of progress in this regard. After two years of zero bonuses for 2016 and 2017, bonuses for 2018 were paid equal to about 97% of target. In addition, performance shares for the 2016-2018 performance period vested at 68.8% of target. Given the decline in our stock price, though, the value of the performance shares earned, including dividends on earned shares, was 13% of the grant date target value.

As a result of not paying a bonus for 2016 and 2017 performance, along with the decrease in our share price, the value realized from our executive compensation program over the past three years has been well below the target value, leading to an increase in executive turnover. Three (3) of nine (9) members of our senior leadership team left Frontier during 2018. As such, the Committee has been placing an increased emphasis on retention of our senior leadership team.

Accordingly, we have realigned our compensation structure both to incent strong performance and to retain key executives. We introduced a quarterly incentive plan and redesigned our long-term incentive program in other ways, including use of cash-denominated awards in lieu of stock-denominated awards (refer to the “Changes to Our Program in 2019” section). These changes recognize that retention of executives, despite the current stock price, is critical to on-going execution of efficiencies and synergies that will help Frontier Communications regain its momentum.

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EXECUTIVE COMPENSATION

CEO Pay at a Glance

Mr. McCarthy’s target total direct compensation (TDC) for 2018 is set forth below. In 2018, we redesigned our annual incentive program to provide 15% of the annual target in each quarter along with 40% based on annual results. During 2018, a significant portion of his compensation was in the form of restricted shares and performance shares, the value of which is dependent on our stock price and the achievement of company targets along with an industry comparison. The Compensation Committee considered multiple factors to determine Mr. McCarthy’s target TDC, including:

•	Financial and stock performance of Frontier
•	The implementation of a new Transformational Program designed to improve our financial performance along with management of our debt
•	His overall leadership of Frontier
Compensation Element	2018 Target	Note
Base Salary	$1,000,000
Annual Cash Incentive	$1,500,000	Annual cash incentives in total of $1,460,175 were paid for 2018 performance
Restricted Share Awards	$3,600,000	This represents the target value of restricted share awards granted in February 2018, which vest ratably over a three-year period.
Performance Share/Cash Awards	$2,400,000
For 2018, this represents the value of the target number of performance shares granted in February 2018. The actual value Mr. McCarthy will earn will be based on Company performance over each of the three-year Measurement Periods, and Company three-year TSR

Total Direct Compensation	$8,500,000

Survey data indicates the median total direct compensation for our CEO position is around $10,000,000 annually. Please see the section “Market and Peer Group Reviews” below for an explanation on how the Compensation Committee looks at survey data. As shown in the “2018 Realized Pay” section of this CD&A, Mr. McCarthy realized $2,942,332 in compensation for his leadership during 2018.

Mr. McCarthy’s realized pay for 2016-2018 of $9,367,845 represents 37% percent of his target pay opportunity over the same period.

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EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

Key Features of our Executive Compensation Program

Key executive compensation practices are summarized below. While the following continue to be our guiding principles, the Compensation Committee has placed a greater emphasis on retention of our leadership team during 2018:

What We Do
✔	Employ a pay-for-performance executive compensation program whereby over 80% of NEO compensation for 2018 was at risk.
✔
Pay a majority of compensation in the form of long-term incentive awards to defer a portion of pay based on future company performance and tie compensation payout levels to our stock performance along with providing a retention incentive to continue leading our company.

✔	Use multipliers to reward above-target performance and reduce short-term and long-term incentive payouts for below-target performance.
✔	Require our executives to own Frontier stock equal to a multiple of base salary. For our CEO, this multiple is five times base salary.
✔	Use double-trigger change-in-control severance arrangements.
✔	Hold an annual stockholder vote on our executive compensation program.
✔	Have a recoupment, or “clawback,” policy to recover both cash and equity compensation from executives, including in the case of misconduct that results in a restatement of our financial statements.
✔	Regularly analyze risks related to our compensation program and conduct a broad risk assessment annually.
✔	Engage an independent compensation consultant to provide advice to our Compensation Committee.

What We Don’t Do
Permit our executives to hedge or pledge Frontier stock.
Reward our executives with perquisites or tenure-based benefits, such as retiree medical benefits, in the ordinary course.
Pay dividends on unearned performance shares.
Make tax “gross-ups” for severance payments.

Impact of 2018 Say-on-Pay Vote

The Compensation Committee considers the results of the annual stockholder vote on our executive compensation program, in addition to other input from our stockholders, when evaluating and determining compensation policies and the compensation for our CEO and the other NEOs. The 2018 stockholder vote affirmed the Compensation Committee’s decisions for 2017, with an 83% stockholder approval of our executive compensation program. The Compensation Committee continues to review and modify our executive compensation program to align pay with performance while supporting executive retention as we continue to execute on our multi-year Transformation Program.

As part of our ongoing governance initiatives, we reach out to our stockholders on a regular basis. We also have routine discussions with certain shareholder advocates. We reached out to holders and advocates representing about 38% of our shares in 2018. In the 2018 discussions, our stockholders suggested our CEO’s long-term incentive grant be issued in shares, without regard to any dilution concerns.

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EXECUTIVE COMPENSATION

Our Pay and Performance Alignment

A key tenet of our compensation philosophy is to link pay to performance. Approximately 88% of our CEO’s target compensation for 2018 performance was at risk. For the other active NEOs as a group, approximately 78% of their target compensation for 2018 performance was at risk. This directly links our executives’ pay to Frontier’s financial performance, execution of strategic initiatives and TSR.

To enhance transparency regarding the compensation received by each of our NEOs, we have included a Realized Pay Table to supplement the information provided in the Summary Compensation Table. See “2018 Realized Pay” below.

Executive Compensation Program Structure

Philosophy

Maintain clear alignment between the interests of our executives and those of our stockholders by rewarding performance measured by key financial metrics, strategic objectives and relative TSR and through the use of long-term incentive awards as a significant component of compensation.

Reinforce our performance culture for our NEOs by making a majority of their compensation at risk, i.e., contingent upon relative, specified company and individual performance.

Hire and retain talented executives by having a compensation program that is competitive in relation to comparable companies based on size, overall complexity and the nature of our business.

Ensure company goals are fully aligned throughout the organization. Each year, we establish company-wide goals that align with Frontier’s business plan for the year. Our NEOs are compensated to the extent they are successful in leading Frontier to achieve these goals for each year.

Compensation Program Design

To achieve the objectives described above, our executive compensation program rewards our executives for both annual and long-term performance. For 2018, the primary components of executive compensation were base salary, bonus, restricted share awards, performance share and performance cash awards under our Equity Incentive Plan. Of these components, only base salary represents fixed compensation. Each of the other components was variable and at risk.

At its January and February 2018 meetings, the Compensation Committee set quarterly and annual performance goals, quarterly and annual incentive targets as a percent of salary for each NEO, and annual targets for the long-term performance award program and Restricted Share Awards.

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EXECUTIVE COMPENSATION

In order to determine the appropriate amount and mix of compensation components for each NEO, the Compensation Committee considers many factors, including experience, value provided to Frontier, scope of responsibility, company and individual performance, benchmark data based on our peer group and general industry survey data for comparably sized companies.

Component	Purpose	Performance Measures
Base Salary (Fixed)	• Attract and retain executives	• Job scope and experience • Market pay (we target the median of market using peer group and survey data)
Annual Cash Bonus (At Risk)	• Attract and retain executives • Incentivize and reward executives for achievement of pre-established, measurable annual performance goals • Align award with business financials and customer surveys	• Company Performance Goals: • Financial targets (revenue, Adjusted EBITDA, Operating Cash Flow) • Customer experience targets • Individual targets and performance adjustments
Restricted Share Awards (At Risk)	• Attract and retain executives • Align value with stock price because vest ratably over three years	• Individual targets and performance adjustments
Performance Share/Cash Awards (At Risk)	• Attract and retain executives • Align executive pay with financial performance and TSR over three-year Measurement Period	• Free Cash Flow per share targets set annually • Three-year TSR “modifier” (Frontier TSR as compared to industry peers) • Individual must maintain satisfactory performance rating throughout period

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EXECUTIVE COMPENSATION

Market and Peer Group Reviews

The Compensation Committee, with input from its independent compensation consultant, establishes Frontier’s peer group for use in benchmarking and market comparison purposes. The peer group reflects our size and scale and includes businesses that are asset intensive, have a technology focus, have subscription-based revenue, deliver content and typically have a bundled package service offering. The peer group set forth below was used to set compensation for 2018. When comparing financial metrics of Frontier to our peers in September 2018, we were at the 39th percentile in revenue, 66th percentile in EBITDA, 49th percentile in total assets and 32nd percentile in enterprise value.

2018 Peer Group
•	Anixter International Inc.	•	Rogers Communications Inc.
•	ADP, LLC	•	Sirius XM Holdings Inc.
•	BCE Inc.	•	Sprint Corporation
•	Booking Holdings Inc. (formerly Priceline Group Inc.)	•	Telephone & Data Systems
•	CenturyLink, Inc. (acquired Level 3 Communications)	•	TELUS Corporation
•	DISH Network Corporation	•	Thomson Reuters Corporation
•	First Data Corporation	•	T-Mobile US, Inc.
•	Juniper Networks, Inc.	•	United States Cellular Corporation
•	News Corp.	•	Windstream Holdings, Inc.

General industry survey data was also considered in determining the compensation levels of the NEOs and other executives. In the case of executives for whom there was no publicly available data or no comparable position at the peer group companies, the results from general industry executive compensation surveys were analyzed to assess competitiveness.

As an initial step in the consideration of the general industry survey data, the survey is size-adjusted based on our annual revenue. The 2017 survey data used to determine 2018 compensation was size-adjusted to approximate Frontier’s 2018 budgeted revenue. The analyses included examining how each executive’s target total direct compensation compared to the results in the surveys for base salary, target bonus and target long term incentives. Some of our NEOs have responsibilities that extend beyond the traditional scope indicated by their titles. As a result, directly comparable roles in the survey data were not always available. In these cases, the Compensation Committee considered data from these third-party surveys and the importance of the role to Frontier when determining the commensurate total compensation levels for the NEO. In considering the general industry survey data, the Compensation Committee did not review nor is it aware of the specific companies that are included in the surveys.

2018 Realized Pay

The table below supplements the Summary Compensation Table that appears later in this Proxy Statement. The Realized Pay Table shows the compensation actually received by each NEO in 2018, 2017 and 2016. Realized pay for an NEO for any given year may be greater or less than the compensation reported in the Summary Compensation Table for that year depending on fluctuations in stock prices on the grant and vesting dates, differences in equity grant values from year to year and SEC reporting requirements, as described below.

The primary difference between the Realized Pay Table and the Summary Compensation Table is the method used to value restricted share awards and performance share awards. SEC rules require that the grant date fair value of all restricted share awards and performance share awards be reported in the Summary Compensation Table for the year in which they were granted. As a result, a significant portion of the total compensation amounts reported in the Summary Compensation Table relates to restricted share awards and performance shares that have not vested or been earned, for which the value is therefore uncertain, and which may end up having no value at all. In contrast, the Realized Pay Table includes only restricted shares and performance shares that vested during the applicable year and shows the value of those awards as of the applicable vesting date.

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EXECUTIVE COMPENSATION

There is no assurance that the NEOs will realize the value attributed to these awards even in this Realized Pay Table, since the ultimate value of the restricted shares and performance shares will depend on the price of Frontier’s common stock when the vested and earned shares are sold by the executives. Our executives are subject to periodic stock sale restrictions and our stock ownership guidelines, which also limit their ability to sell Frontier stock received as compensation.

Name	Year	Salary (1)	Actual Cash Incentive Bonus(2)	Restricted Share Awards Vested(3)	Performance Shares Earned(4)	All Other Compensation(5)	Transaction Bonus (6)	Total	% of Summary Compensation Table Reported Pay
Daniel J. McCarthy	2018	$1,000,000	$1,460,175	$408,516	$64,100	$9,541	—	$2,942,332	41%
	2017	$1,000,000	—	$1,679,173	$378,313	$34,181	—	$3,091,667	51%
	2016	$981,251	—	$1,934,451	$386,314	$31,830	—	$3,333,846	61%
Sheldon L. Bruha(7)	2018	$341,818	$200,514	—	—	$8,605	—	$550,937	81%
John Maduri(8)	2018	$610,417	$600,951	—	—	$65,111	—	$1,276,479	38%
Steve Gable	2018	$496,250	$486,725	$64,033	$3,769	$12,055	—	$1,062,832	45%
	2017	$470,000	—	$125,775	$17,656	$9,717	—	$623,148	39%
	2016	$458,700	—	$78,324	$18,029	$9,884	$1,000,000	$1,564,987	81%
Kenneth W. Arndt(9)	2018	$553,125	$561,705	$73,082	$7,069	$5,980	—	$1,200,912	54%
	2017	$500,000	—	$171,348	$47,416	$10,270	—	$729,034	44%
(1)	Amounts in this column equal the amounts reported in the "Salary" column of the Summary Compensation Table.
(2)	Amounts shown in this column equal the amounts reported in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table.
(3)	Amounts in this column represent the aggregate value of all restricted shares that vested during the applicable year. The value of restricted shares realized upon vesting is based on the average of the high and low price of our common stock on the vesting dates and does not take into account the NEO's tax liability upon vesting.
(4)	Amounts in this column represent the value of performance shares that were earned for the applicable three-year Measurement Period, based on the average of the high and low price of our common stock on the day of the payout in February following the completion of the Measurement Period. For example, the amounts shown for 2018 represent the 2015-2017 performance award payout made in February 2018.
(5)	Amounts shown in this column equal the amounts reported in the "All Other Compensation" column of the Summary Compensation Table.
(6)	Amounts shown in this column equal the amounts equal the amounts reported in “Bonus” column of the Summary Compensation Table and reflect bonuses granted in connection with the closing of the California, Texas and Florida Acquisition in April 2016.
(7)	Information for Mr. Bruha is not provided for 2016 and 2017 because he was not an NEO for those years.
(8)	Information for Mr. Maduri is not provided for 2016 and 2017 because he was not an NEO for those years.
(9)	Information for Mr. Arndt is not provided for 2016 because he was not an NEO for that year.
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EXECUTIVE COMPENSATION

2018 Total Target Direct Compensation for NEOs

Cash Compensation

Base Salary. Base salaries for our executives, including our NEOs, are set by the Compensation Committee after consideration of various factors, including individual performance, executive experience and skill set, the ability to attract and retain talented executives and market data.

Executives are eligible for increases to their base salary if there is a change in responsibility or the individual’s base salary is not in line with desired market position. We generally target the median of our peers when setting base salary while any increases or decreases are ultimately at the discretion of the Compensation Committee. The salaries for our NEOs were adjusted during 2018 as follows:

NEO	1/1/2018 Salary	12/31/2018 Salary	Notes
Daniel J. McCarthy	$1,000,000	$1,000,000	No Change
Sheldon L. Bruha	$310,000	$490,000	Mr. Bruha was hired on February 5, 2018 as SVP Treasurer and has received a salary stipend of $15,000 per month since September 1, 2018 as part of his role as Interim CFO
John Maduri	$600,000	$625,000	Mr. Maduri was promoted on August 1, 2018 to EVP, Chief Customer Officer, leading both the Consumer and Commercial lines of business
Steve Gable	$470,000	$500,000	Mr. Gable received a salary increase effective February 13, 2018
Kenneth W. Arndt	$500,000	$600,000	Mr. Arndt was promoted on August 1, 2018 to EVP, Chief Operations Officer, shifting responsibilities from leading Commercial Sales to leading Field Operations

Bonus. The Compensation Committee uses the Frontier Bonus Plan to provide cash incentives to executives, including the NEOs, based on the achievement of certain company metrics (Company Performance Goals) that may be adjusted for individual performance. The bonus pool is funded based solely on achievement of Company Performance Goals. An NEO’s “target bonus opportunity” is expressed as a percentage of his or her annual base salary and represents the amount the NEO would receive if performance metrics are achieved at target. For 2018, each of Messrs. Maduri, Arndt, and Gable had a target bonus opportunity equal to 100% of his base salary. Excluding his bonus stipend, Mr. Bruha had a target bonus opportunity of 60% of his base salary. Mr. McCarthy’s target bonus opportunity was 150% of his base salary. Potential bonus payouts could be from 0% for below-threshold performance, up to a maximum of 130% for outstanding performance, of each NEO’s target bonus opportunity. Achievement of threshold performance would result in a payout of 70% of the target bonus opportunity, subject to the discretion of the Compensation Committee.

For 2018, the Compensation Committee revised the payout schedule to provide for quarterly payments and an annual payment. For each quarter, the NEO’s target awards were 15% of the target award stated above and at the conclusion of the year, 40% of the target bonus could be earned as an annual incentive. This redesign was implemented to help retain our executives as well as to emphasize the importance of our short-term results. Because Mr. Bruha was SVP and Treasurer at the applicable time, he was eligible to receive quarterly incentives, consistent with our bonus plan below the senior leadership team (SLT). As part of his Interim CFO compensation package, Mr. Bruha is entitled to receive a target bonus stipend of $10,000 per month in addition to his typical annual incentive target of $186,000.

All payments under the Plan were based on Performance Goals established at the Compensation Committee’s December 2017 and January 2018 meetings. The Company Performance Goals were weighted in relation to Frontier’s business plan (the Weighted Company Performance Goals). We include Net Experience Score in the Weighted Company Performance Goals because customer experience is a strong driver of our business success. The Net Experience Score provides an incentive to continually improve our customer experience.

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EXECUTIVE COMPENSATION

2018 Weighted Company Performance Goals	Weighting
Adjusted EBITDA Target	50.0%
Operating Cash Flow Target	25.0%
Revenue Target	12.5%
Net Experience Score Target (a measure of customer experience)	12.5%
Total	100%

The Compensation Committee also set a minimum performance threshold of 93% of the Adjusted EBITDA target and an overall threshold amount of 90% in order to achieve a payout under the 2018 Frontier Bonus Plan. Throughout the year, the Compensation Committee reviewed Frontier’s performance against each of the targets, which is shown below. Payout for 2018 performance between levels is determined using an “S” curve where the further away from target performance the larger the performance adjustment.

Below is a table showing the quarterly and annual goals, performance and payouts for each of the NEOs along with a comparison to 2017 performance. Competition within the communications industry is intense. Technological advances as well as regulatory and legislative changes have enabled a wide range of historically non-traditional communications service providers to compete with traditional providers, including Frontier. More market participants are now competing to meet the telecommunications needs of the same customer base, thus increasing competitive pressures. Many of these service providers are not subject to the same regulations as traditional communications providers and have lower cost structures than we do. The industry has also experienced substantial consolidation in recent years. Many of our competitors are larger, have stronger brand recognition, and have more service offerings and greater financial resources than we currently do. All of these factors create downward pressure on the demand for and pricing of our services. While the annual 2018 revenue target is 2% below our actual 2017 revenue performance, due to the above factors we believe that our 2018 goals were set at a significant stretch level.

($ in millions)	2018 Q1 Target	2018 Q2 Target	2018 Q3 Target	2018 Q4 Target	2018 Annual Target	2018 Annual Actual	2017 Actual Perf
Revenue	$2,242.9	$2,235.7	$2,231.7	$2,237.8	$8,948.0	$8,611	$9,128
Adjusted EBITDA	$914.3	$927.5	$931.7	$952.7	$3,726.2	$3,565	$3,684
Operating Cash Flow	$687.3	$678.1	$654.1	$656.7	$2,676.2	$2,378	$2,530
Net Experience Score	5.5	9.8	8.1	10.8	8.6	13.0	7.1
Overall Performance	102.1%	97.3%	95.9%	98.1%	98.3%
Payout Percent	103.2%	95.6%	92.7%	97.2%	97.6%		0%
2018 Bonus Payouts	Q1	Q2	Q3	Q4	Annual	Total	2018 Target
Daniel J. McCarthy	$232,200	$215,100	$208,575	$218,700	$585,600	$1,460,175	$1,500,000
Sheldon Bruha*	$29,326	$44,454	$52,376	$74,358	n/a	$200,514	$305,000
John Maduri	$92,880	$86,040	$86,906	$91,125	$244,000	$600,951	$625,000
Steve Gable	$77,400	$71,700	$69,525	$72,900	$195,200	$486,725	$500,000
Kenneth W. Arndt	$81,270	$75,285	$83,430	$87,480	$234,000	$561,750	$600,000
*	Mr. Bruha’s bonus includes an additional target incentive of $10,000 per month while serving as Interim CFO, beginning September 1, 2018; his 2018 target reflects the additional target incentive.

Long-Term Incentive Compensation

The Compensation Committee typically provides long-term incentives to our leadership, including our NEOs, through a combination of restricted share and performance share awards granted under our 2017 Equity Incentive Plan. Due to share constraints in our Equity Plan, the Compensation Committee granted Mr. McCarthy his entire long-term-incentive grant in shares in 2018 while the remainder to the NEOs received Performance Cash along with a Restricted Share Award.

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EXECUTIVE COMPENSATION

In February of each year, the Compensation Committee sets a target dollar value of total equity awards for each NEO for that year to fulfill the purposes described above under “Compensation Program Design.” In making this determination, the Compensation Committee considers peer group information and survey data as well as the need to align each NEO’s interests with those of our stockholders.

The long-term incentive grant mix aligns stockholder value and executive interests by linking compensation to long-term performance and stockholder returns, it further provides an incentive to remain with the Company. There is no minimum guaranteed level of equity awards. In February 2018, the Compensation Committee set the following targets for equity awards for each NEO:

Name	2018 Target Value of Restricted Share Awards	2018 Target Value of Performance Share/Cash Awards	Performance Award Paid as Shares/Cash	2018 Target Value of Long-Term Incentive Awards
Daniel J. McCarthy	$3,600,000	$2,400,000	Shares	$6,000,000
Sheldon Bruha	$102,000	$68,000	Cash	$170,000
R. Perley McBride	$1,800,000	$1,200,000	Cash	$3,000,000
John Maduri	$1,200,000	$800,000	Cash	$2,000,000
Steve Gable	$1,080,000	$720,000	Cash	$1,800,000
Kenneth W. Arndt	$858,000	$572,000	Cash	$1,430,000

Restricted Share Awards. The Compensation Committee uses restricted share awards (RSAs) as a component of compensation because RSAs encourage our NEOs to focus attention on decisions that emphasize long-term returns for stockholders. RSAs are granted based on performance and vest ratably over three years.

The Compensation Committee generally makes all RSA grants to our executives, including our NEOs, at its regularly scheduled meeting each February, with the exception of awards to eligible new hires, which are awarded as of the date of hire.

The Compensation Committee determines the dollar value of RSA grants based upon the target set at the beginning of the year, which can be adjusted based on the assessment of individual performance. There is no guarantee that an NEO will receive a grant of restricted shares.

Performance Share/Cash Awards. Performance share/cash awards are an important component of compensation because they encourage a focus on long-term financial performance and TSR, further aligning the interests of our NEOs and stockholders.

NEOs are eligible to receive a target performance award each year at a regularly scheduled Compensation Committee meeting. Performance awards are then earned at the end of the three-year Measurement Period applicable to these awards based on the following:

•	Achievement of annual targets for Free Cash Flow per share for each year in the three-year Measurement Period	Important measure of Frontier’s underlying financial performance
•	Our TSR relative to the Integrated Telecommunications Services Group (GICS Code 50101020) for the three-year Measurement Period	Creates direct link to stockholder results
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EXECUTIVE COMPENSATION

Annual Free Cash Flow per share targets are used because it is not feasible to set multi-year performance goals given rapidly evolving industry dynamics (as mentioned above) and changes in Frontier’s business as we execute our multi-year transformation efforts. A three-year relative TSR modifier is applied in order to measure Frontier’s execution on its strategic goals over a multi-year period relative to our industry peers. The Free Cash Flow per share and TSR results that fall in between levels are determined using straight line interpolation.

An executive must remain employed by Frontier throughout the three-year Measurement Period and also must maintain a satisfactory performance rating throughout the Measurement Period for the award to vest. Performance share awards, to the extent earned, will be paid out in the form of common stock or cash, plus accrued dividends on such earned shares, shortly following the end of the three-year Measurement Period.

In February 2018, the Compensation Committee approved target performance awards for each of the NEOs for the 2018-2020 Measurement Period. These awards are described in the Grants of Plan-Based Awards Table and the narrative that follows that table. Actual shares or cash earned will be determined by the Compensation Committee in February 2021 and will be subject to adjustment (including forfeiture of the entire award for below threshold performance with respect to Free Cash Flow per Share) as set forth in the diagram above.

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EXECUTIVE COMPENSATION

In February 2019, following the completion of the 2016-2018 Measurement Period, the Compensation Committee determined the number of shares of common stock earned for that period. The 2016-2018 Measurement Period results were as follows:

Operating Cash Flow Results (dollars in millions)
Year	Target	Actual	Performance as % of Target
2016	$2,342	$2,266	96.8%
2017	$2,828	$2,530	89.5%
2018	$2,676	$2,378	88.1%
Average			91.7%
TSR Performance Modifier			75% (Below 25th percentile)
Number of shares earned as % of target performance share awards			68.8%

The number of shares of common stock earned by each of the NEOs for the 2016-2018 Measurement Period is set forth below under “2019 NEO Compensation Actions.”

Perquisites and Other Benefits

There were no reportable perquisites in 2018 for the CEO or the other NEOs.

We provide benefits to our NEOs on the same basis as all our non-union, full-time employees. These benefits consist of medical, dental and vision insurance, basic life and disability insurance and matching contributions to our 401(k) plan for employees who participate in the plan. Messrs. McCarthy, McBride and Arndt have vested benefits under the Frontier Pension Plan, which was frozen for all non-union participants in 2003.

Executives, including our NEOs, are not eligible for retiree medical benefits.

2019 NEO Compensation Actions Related to 2018

In January and February 2019, the Compensation Committee met to evaluate the performance of our CEO and the other NEOs to determine the fourth quarter and annual cash incentive payouts for 2018 performance and performance share awards earned for the 2016-2018 Measurement Period. As part of its compensation determinations, the Compensation Committee considered competitive market data provided by its independent compensation consultant as well as potential dilution to stockholders.

Below is a table showing the value of the 2016-2018 Performance-Share Award performance and payout which was approved at the February 2019 Compensation Committee. NEO bonuses paid out at about 97% of the annual target and the value of earned performance shares (including dividends) was 13% of target.

Name	Total of Quarterly and Annual Incentives for 2018 ($)	Performance Shares Awarded For the 2016-2018 Period(1) (#)	Value of Performance Shares Awarded for 2016-2018 Performance(2) ($)
Daniel J. McCarthy	$1,460,175	19,382	$45,548
Sheldon Bruha	$200,514	n/a	n/a
R. Perley McBride	$193,830	n/a	n/a
John Maduri	$600,951	n/a	n/a
Steve Gable	$486,725	4,406	$10,354
Kenneth W. Arndt	$561,705	1,652	$3,882
(1)	The amounts in this column represent the number of performance shares earned for the 2016-2018 Measurement Period, 68.8% of target with a value of about 2.6% of the initial grant value and, including dividends, at 13% of the initial award.
(2)	Messrs. Bruha and Maduri were hired after the start of the 2016-2018 performance period and as such, were not eligible for that award payout. Mr. McBride departed on August 31, 2018.
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Changes to Our Program in 2019

The Compensation Committee continues to review our executive compensation program to ensure it meets the twin goals of retaining valuable executives and aligning their financial interests with the success of the Company. As noted above, three (3) of our nine (9) senior executives left Frontier during 2018. Based on this, the Compensation Committee has decided that our executive compensation program in its current form did not adequately meet these objectives. Accordingly, the Compensation Committee has modified our executive compensation program for 2019 in several important respects, including:

•	Modifying our short-term bonus program to be earned and paid fully on a quarterly schedule with quarterly goals based on specific metrics. We believe placing a greater emphasis on our quarterly results will lead to achievement of our full-year results and promote retention of our executives through the inclusion of a recapture provision in the event of voluntary terminations or involuntary termination for cause before the final fourth quarter bonus being paid. All quarterly goals were established in January 2019 and, in aggregate, align with the Board-approved annual budget.
•	For Messrs. McCarthy, Maduri, Gable and Arndt, converting our 2019 Restricted Share Awards into an up-front cash payment (Retention Award) with a recapture provision that requires a ratable repayment over three-years in the event of voluntary or involuntary termination for cause. We believe that these changes will increase the retentive nature of this grant.
•	For Messrs. McCarthy, Maduri, Gable and Arndt, converting our 2019 Performance Share Award into a quarterly based cash incentive program (Performance Retention Award). The payout will be based on the same goals and performance payout scale as the 2019 quarterly bonus program. While the performance is based on our quarterly 2019 goals, any payouts are subject to a ratable three-year recapture provision. The recapture provision applies to any payments made under this award for termination from service either voluntarily or involuntarily for cause. These awards and recapture provisions are in line with the restructuring of the compensation program to enhance the retentive nature of our executive pay program.

The Compensation Committee has implemented these changes with the expectation that these types of awards will only apply for 2019.

Additionally, Mr. McCarthy relinquished his enhanced severance rights under his 2015 employment letter and is now covered under the same severance arrangement as other SLT members.

Roles and Responsibilities

The Compensation Committee

The Compensation Committee is responsible for approving and overseeing our executive compensation philosophy and programs, as well as determining and approving the compensation for our senior executives, including our NEOs. Each year, at its February meeting, the Compensation Committee reviews the Company Performance Goals and the individual performance goals for the NEOs and approves the target levels for each of the compensation components that apply to the NEOs for the upcoming year. Also, the Compensation Committee assesses the performance of our NEOs for the prior year. With respect to CEO compensation, the Compensation Committee reviews its recommendations with the other independent directors and considers any additional input from them before finalizing its decision.

In making its compensation decisions, the Compensation Committee reviews tally sheets setting forth all components of compensation paid to the NEOs for the past five years, along with target compensation for those years, including base salary, bonus, grant date values of RSAs and performance share/cash awards and the value of dividends paid on unvested restricted shares and vested performance shares. These tally sheets also show the executives’ holdings of unvested RSAs and performance share awards from prior years and the current value of those awards. The Compensation Committee uses these tally sheets to (i) review the total annual compensation of the NEOs over the past five years, (ii) assess the executive officers’ compensation against their individual and company performance over that period and (iii) assure that the Compensation Committee has a comprehensive view of our compensation programs.

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EXECUTIVE COMPENSATION

The Compensation Committee reviews on a periodic basis management compensation programs, including any management incentive compensation plans, to determine whether they are appropriate, properly coordinated and achieve their intended purpose(s), and recommends to the Board any modifications or new plans or programs.

The Chief Executive Officer

Our CEO annually reviews the performance and contributions of our other senior executives, including our other NEOs, and presents to the Compensation Committee his performance assessments and compensation recommendations, including the proposed award for each component of the executive’s total compensation. Mr. McCarthy’s review consists of an assessment of the executive’s performance against company-level and individual goals and targets. The Compensation Committee then conducts a separate review process with respect to these executives and, after making any adjustments, approves the compensation for these executives.

The CEO has no involvement in setting his own compensation.

The Compensation Consultant

The Compensation Committee retains an independent executive compensation consultant that provides services solely to the Compensation Committee and not Frontier. Since 2010, the Compensation Committee has engaged Frederic W. Cook & Co., Inc. to assist the Committee in the development of compensation programs, evaluation of compensation practices and the determination of compensation awards. In addition, in 2018 the compensation consultant provided advice and insights on additional compensation matters, including the peer group used, benchmarking of executive compensation and director compensation levels, incentive plan design review, and Compensation Discussion and Analysis disclosure.

The Compensation Committee considers the compensation consultant’s input and advice but reaches its own independent decisions on compensation matters. The Compensation Committee has sole authority to retain and terminate the compensation consultant.

The compensation consultant provides no other services to Frontier. The Compensation Committee has instituted policies to avoid conflicts of interest raised by the work of the compensation consultant. Pursuant to SEC rules, the Compensation Committee is required to consider any conflicts of interest raised by the work of the Compensation Committee’s compensation consultants. After considering the relevant factors, the Compensation Committee determined that no conflicts of interest were raised by the work of the compensation consultant in 2018.

Additional Compensation Features and Policies

Stock Ownership Guidelines

To further align our executives’ interests with those of our stockholders, our Board established stock ownership guidelines for the CEO and the other members of the Senior Leadership Team and reviews the guidelines annually. The CEO is expected to own shares of Frontier stock having a minimum value of five times (5x) base salary, the CFO is expected to own shares of Frontier stock having a minimum value of three and one-half times (3.5x) base salary and each other member of the Senior Leadership Team is expected to own shares of Frontier stock having a minimum value of two and one-half times (2.5x) base salary. Unvested restricted share awards and unearned performance shares are not counted for purposes of fulfilling this requirement. At such times as a member of the Senior Leadership Team does not meet the applicable ownership guideline, the executive will be required to hold 50% of Frontier stock that the executive acquires after that date through the Frontier equity compensation programs, excluding shares sold to pay related taxes. The Compensation Committee administers these stock ownership guidelines. Other than withholding for tax purposes upon vesting of shares, none of our current NEOs sold any shares during 2018.

Hedging and Pledging Prohibition

Executives are prohibited from hedging or pledging their shares of Frontier stock.

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EXECUTIVE COMPENSATION

Termination of Employment and Change-in-Control Arrangements

To attract talented executives, support retention objectives and ensure that executives perform their work with objectivity, we provide certain post-employment benefits to the NEOs. In addition, Frontier has a Senior Leadership Team Severance Plan (the Severance Plan), which covers, among others, our NEOs.

We also maintain change-in-control arrangements with our NEOs to promote the unbiased efforts of our executives to maximize stockholder value before, during and after a change-in-control that may impact the employment status of the executives. The Compensation Committee set the severance amounts based on peer group reviews. The change-in-control arrangements are subject to “double-trigger” vesting and do not include gross-up payments for excise taxes imposed under Section 280G of the Internal Revenue Code as a result of severance payouts.

For further discussion of these severance arrangements, see “Employment Arrangements; Potential Payments Upon Termination or Change-in-Control” that follows this Compensation Discussion and Analysis.

Clawback Policies

Since 2010, Frontier has included in all of its equity compensation awards, including to the NEOs, a recoupment or “clawback” provision. This provision requires that unvested equity awards be forfeited if the Compensation Committee determines that the employee engaged in certain defined types of misconduct, including engaging in acts considered to be contrary to the best interests of Frontier, commission of felonies or other serious crimes, or engaging in any activity which constitutes gross misconduct. The provision also provides that the Compensation Committee may in its sole discretion require the employee to return all stock that vested within the twelve-month period immediately prior to the misconduct, or if no longer held by the employee, to pay to Frontier any and all gains realized from such stock.

Effective December 11, 2014, we adopted an enhanced clawback policy that is triggered if Frontier is required to restate its financial statements due to material noncompliance with any financial reporting requirement under the securities laws that was contributed to by the fraud or intentional misconduct of an executive officer, including an NEO. If the policy is triggered, the Compensation Committee will require reimbursement or forfeiture of any cash and equity incentive compensation awarded to or received by the executive officer in question during the three-year period preceding the date on which Frontier is required to prepare the restatement. The amount to be recovered would be the excess of the incentive compensation obtained by the executive officer based on the erroneous data over the amount that would have been obtained by the executive officer had it been based on the restated results, as determined by the Compensation Committee. We will review the terms of this recovery policy in light of the requirements under the Dodd-Frank Act and will make any necessary changes to be in compliance with final regulations when issued.

As an enhancement to our executive pay programs, in 2019 the Compensation Committee implemented retention provisions for voluntary and involuntary termination for cause of varying lengths for any quarterly bonus, Performance-Retention Award and Retention Award payment granted for 2019.

Tax Implications—Deductibility of Executive Compensation

The exemption from 162(m)’s deduction limit for performance-based compensation has been repealed for tax years beginning after December 31, 2017. Consequently, compensation paid to our covered executive officers in excess of $1 million will not be deductible.

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Compensation Committee Report

The Compensation Committee of our Board of Directors has submitted the following report for inclusion in this proxy statement:

Our Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on our Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, our Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K.

The foregoing report is provided by the following directors, who constitute the Committee:

Submitted by:

Virginia P. Ruesterholz, Chair Peter C.B. Bynoe Diana S. Ferguson

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation awarded to, earned by, or paid to our CEO, CFO and the three other most highly compensated executive officers at fiscal year-end.

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
Daniel J. McCarthy President and CEO	2018	$1,000,000	—	$4,665,667	$1,460,175	$9,541	$7,135,383
	2017	$1,000,000	—	$5,004,014	—	$34,181	$6,038,195
	2016	$981,251	—	$4,455,065	—	$31,830	$5,468,146
Sheldon L. Bruha Interim Chief Financial Officer(5)(7)	2018	$341,818	—	$128,296	$200,514	$8,605	$679,233
R. Perley McBride(6) EVP & CFO	2018	$433,334	—	$2,299,294	$193,830	$6,500	$2,932,958
	2017	$650,000	—	$1,733,033	—	$17,521	$2,400,554
	2016	$199,432	—	$253,533	—	$109,663	$562,628
John Maduri EVP, Chief Customer Officer(7)	2018	$610,417	—	$2,380,090	$600,951	$65,111	$3,656,569
Steve Gable EVP, Chief Technology Officer	2018	$496,250	—	$1,390,446	$486,725	$12,055	$2,385,476
	2017	$470,000	—	$1,130,644	—	$9,717	$1,610,361
	2016	$458,750	$1,000,000	$471,904	—	$9,884	$1,940,538
Kenneth W. Arndt EVP, Chief Operations Officer(7)	2018	$553,125	—	$1,099,836	$561,705	$5,980	$2,220,646
	2017	$500,000	—	$1,134,299	—	$10,270	$1,644,569
(1)	Amounts in this column represent a special non-recurring bonus granted in connection with the closing of the California, Texas and Florida Acquisition in April 2016.
(2)	The stock awards referred to in this column consist of grants of restricted shares and grants of performance shares under the 2013 and 2017 Equity Incentive Plans. The amounts shown in this column represent the grant date fair value, pursuant to Financial Accounting Standards Board ASC Topic 718, of the stock awards granted in the applicable year or, with respect to multi-year performance share awards where performance conditions are set at the beginning of each year, the fair value of the shares subject to the performance conditions for the applicable year. In the latter case, accounting standards provide that each annual establishment of performance conditions during a multi-year vesting period constitutes a separate “grant date.” As a result, the grant date fair value of the performance share/cash awards granted in 2018 is calculated using only the first tranche of the grant for the 2018-2020 Measurement Period; the second and third tranches of the 2018-2020 Measurement Period are not included because the performance conditions for those tranches had not been set in 2018. With respect to the grant for the 2017-2019 Measurement Period, the grant date fair value is calculated using the second tranche, as the grant date fair value for the first tranche was reported last year and the performance conditions for the third tranche were not set in 2018. With respect to the grant for the 2016-2018 Measurement Period, the grant date fair value is calculated using the third tranche, as the grant date fair values for the first two tranches were reported in prior years. Further, in calculating the grant date fair value of such performance shares in the table, the target number of shares was used. Frontier uses Monte Carlo simulations to value performance share awards. The value of this year’s disclosed performance shares/cash at $2.38 per share assuming that the highest level of operating cash flow and TSR performance will be achieved (using the methodology described above) would be as follows: McCarthy: $474,294; Bruha: $36,832; McBride: $675,847; Maduri: $491,771; Gable: $413,764 and Arndt: $325,078. For a discussion of valuation assumptions, see Note 12 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2018. For additional details regarding the stock awards, see the Grants of Plan-Based Awards table below and the accompanying narrative.
(3)	The amounts shown in this column represent cash awards made under the Frontier Bonus Plan. Awards for 2018 were paid as follows: 15% of annual target paid based on quarterly results and the remaining 40% of the annual target paid based on annual results. Awards were paid shortly after applicable quarter or year end.
(4)	The All Other Compensation column includes premiums for life insurance coverage paid for by Frontier, a 401(k) match and change in actuarial value of the frozen pension. Other than as set forth below, all perquisites and personal benefits are below the threshold for disclosure in this column:
•	Amounts shown for Mr. McCarthy include $22,431, and $20,241 for the change in the actuarial value of his frozen pension in 2017 and 2016, matching contributions, imputed income for life insurance, and wellness credits.
•	Amounts shown for Mr. Bruha consist of matching contributions.
•	Amounts shown for Mr. McBride include a payment of $75,000 in 2016 for relocation assistance, which includes household goods transfer, closing costs and temporary housing, plus a tax gross up for taxes related to such services equal to $34,312, each as an inducement to accept employment with Frontier, along with the change in actuarial value of his frozen pension, matching contributions, and imputed income for life insurance.
•	Amount shown for Mr. Maduri includes payment of $65,111 for relocation assistance, which includes household goods transfer and temporary housing, as an inducement to accept employment with Frontier.
•	Amounts shown for Mr. Gable consist of premiums for life insurance coverage paid for by Frontier, matching contributions, and a wellness credit.
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•	Amounts shown for Mr. Arndt include $3,375 for the change in the actuarial value of his frozen pension in 2017, matching contributions, and imputed income for life insurance.
(5)	Mr. Bruha assumed the role of Interim Chief Financial Officer on September 1, 2018. Mr. Bruha's Salary includes a monthly salary stipend of $15,000, and his Non-Equity Incentive Plan Compensation includes a monthly bonus target stipend of $10,000, for the four months he was in the Interim Chief Financial Officer role in 2018.
(6)	Mr. McBride resigned from the company on August 31, 2018. He assumed the role of EVP & CFO on November 4, 2016.
(7)	Information for Messrs. Bruha, Maduri and Arndt is not provided for 2016 because they were not NEOs for that year. Information for Messrs. Bruha and Maduri is not provided for 2017 because they were not NEOs for that year.
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EXECUTIVE COMPENSATION

Grants of Plan-Based Awards

The following table sets forth information with respect to awards granted to each of our NEOs during 2018.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Threshold ($)	Target ($)	Maximum ($)
Daniel J. McCarthy
Cash bonus award	2/14/2018	$1,050,000	$1,500,000	$1,950,000
Perf. share award (2018-2020)	2/14/2018				51,033	97,205	157,958					$933,168
Perf. share award (2017-2019)	2/14/2018				8,421	16,040	26,065					$84,691
Perf. share award (2016-2018)	2/14/2018				4,930	9,391	15,260					$47,800
Restricted share award	2/14/2018										437,425	$3,600,008
Sheldon L. Bruha
Cash bonus award	2/14/2018	158,200	226,000	293,800
Perf. cash award (2018-2020)	2/14/2018							11,900	22,666	36,832		$26,293
Restricted share award	2/14/2018										12,394	$102,003
R. Perley McBride
Cash bonus award	2/14/2018	455,000	650,000	845,000
Perf. cash award (2018-2020)	2/14/2018							210,000	400,000	650,000		$464,000
Perf. share award (2017-2019)	2/14/2018				3,509	6,683	10,860					$35,286
Restricted share award	2/14/2018										218,713	$1,800,008
John Maduri
Cash bonus award	2/14/2018	437,500	625,000	812,500
Perf. cash award (2018-2020)	2/14/2018							140,000	266,666	433,332		$309,333
Perf. share award (2017-2019)	2/14/2018				7,933	15,110	24,554					$79,781
Restricted share award	2/14/2018										145,809	$1,233,544
Restricted share award	5/8/2018										92,033	$757,432
Steve Gable
Cash bonus award	2/14/2018	350,000	500,000	650,000
Perf. cash award (2018-2020)	2/14/2018							126,000	240,000	390,000		$278,400
Perf. share award (2017-2019)	2/14/2018				2,105	4,010	6,516					$21,173
Perf. share award (2016-2018)	2/14/2018				1,121	2,135	3,469					$10,867
Restricted share award	2/14/2018										131,228	$1,080,006
Kenneth W. Arndt
Cash bonus award	2/14/2018	420,000	600,000	780,000
Perf. cash award (2018-2020)	2/14/2018							100,100	190,666	309,832		$221,173
Perf. share award (2017-2019)	2/14/2018				1,649	3,141	5,104					$16,584
Perf. share award (2016-2018)	2/14/2018				421	801	1,302					$4,077
Restricted share award	2/14/2018										104,253	$858,002
(1)	Reflects the target payout amounts of non-equity incentive plan awards payable for service in 2018 as approved by the Compensation Committee. See the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for Fiscal Year 2018 for the non-equity incentive plan awards actually earned by the NEOs in 2018 and paid during 2018 and 2019.
(2)	Reflects the number of shares of Common Stock that may be earned upon vesting of the LTIP awards granted in 2018, assuming the achievement of threshold, target and maximum performance levels (i.e., 52.5%, 100% and 162.5%, respectively, of the target awards) during the applicable performance period.
(3)	Reflects awards of RSAs.
(4)	See footnote (2) to the Summary Compensation Table for Fiscal Year 2018 for additional information regarding the determination of the grant date fair value of RSAs and LTIP awards.
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Cash awards under the Frontier Bonus Plan for 2018 performance shown under the Estimated Possible Payouts Under Non-Equity Incentive Plan Awards columns were paid shortly after the close of applicable quarter or year based on performance metrics set for each performance period, as described above under “Compensation Discussion and Analysis—2018 Total Direct Compensation for NEOs—Cash Compensation—Annual Bonus.” Target awards under the Frontier Bonus Plan are set as a percentage of base salary. Targets awards were set at 100% of 2018 base salary for Messrs. Maduri, Gable and Arndt. Mr. McCarthy’s target award was set at 150% of 2018 base salary. Mr. Bruha’s target award was set at 60% of 2018 base salary plus an additional $10,000 target bonus stipend for each month he was the Interim Chief Financial Officer. Payouts can be 0% of target for below-threshold performance, up to 70% of target for threshold performance and up to 130% of target for outstanding performance. The awards shown under the Estimated Future Payouts Under Equity Incentive Plan Awards columns are performance shares or cash deemed to have been granted in 2018 in accordance with Financial Accounting Standards Board ASC Topic 718 (i.e., the first tranche of the 2018-2020 Measurement Period, the second tranche of the 2017-2019 Measurement Period and the third tranche of the 2016-2018 Measurement Period). See footnote (2) to the Summary Compensation Table. The amounts shown represent the range of shares that may be issued at the end of the applicable Measurement Period for such grants assuming achievement of threshold, target or maximum performance. If our operating cash flow (for the 2016-2018 and the 2017-2019 periods and Free Cash Flow per share for the 2018-2020 period) performance is, on average, below threshold for the three-year Measurement Period, no shares will be issued at the end of the period. Dividends on performance shares will be accrued and paid out at the end of the three-year Measurement Period only with respect to shares that are earned and issued. See the discussion of performance share awards under “Compensation Discussion and Analysis—2018 Total Direct Compensation for NEOs—Long-Term Incentive Compensation—Performance Share/Cash Awards.”

The stock awards shown under the All Other Stock Awards column in the above table are grants of restricted shares. The grants represent annual restricted share awards and vest in three equal annual installments commencing one year after the date of approval by the Compensation Committee. All such grants of restricted shares were made under our 2017 Equity Incentive Plan. See the discussion of restricted share awards under “Compensation Discussion and Analysis—2018 Total Direct Compensation for NEOs—Long-Term Incentive Compensation—Restricted Share Awards.”

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Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding equity awards held by each of the NEOs at year-end.

	Stock Awards
Name	Date of Grant	Number of Shares of Stock or Units That Have Not Vested(1) (#)	Market Value of Shares of Stock or Units That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares / Units That Have Not Vested(3) (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested(2) ($)
Daniel J. McCarthy	2/11/2016	18,041	$42,938	28,171	$67,047
	2/16/2017	48,092	$114,459	48,120	$48,120
	2/14/2018	437,424	$1,041,072	291,617	$694,048
Sheldon L. Bruha	2/14/2018	12,394	$29,498	68,000	$68,000
R. Perley McBride(4)	9/12/2016	0	$0	0	$0
	2/16/2017	0	$0	0	$0
	2/14/2018	0	$0	0	$0
John Maduri	7/24/2017	0	$0	45,330	$107,885
	2/14/2018	145,809	$347,025	800,000	$800,000
	5/8/2018	92,033	$219,039	0	$0
Steve Gable	2/11/2016	1,670	$3,975	6,403	$15,239
	2/16/2017	10,930	$26,013	12,030	$28,631
	2/14/2018	131,228	$312,323	720,000	$720,000
Kenneth W. Arndt	2/11/2016	1,513	$3,601	2,401	$5,714
	2/16/2017	12,334	$29,379	9,424	$22,429
	2/14/2018	104,253	$248,122	572,000	$572,000
(1)	The amounts shown in this column represent restricted shares held by the named executive officers as of December 31, 2018. The last tranche of RSAs granted in 2016 will vest fully on the third anniversary of the grant date. RSAs granted in 2017 will continue to vest equally on each of the second and third anniversaries of the grant date. RSAs granted in 2018 will vest in equal installments on each of the first three anniversaries of the grant date.
(2)	The market value of shares of common stock reflected in the table is based upon the closing price of the common stock on December 31, 2018, which was $2.38 per share.
(3)	The amounts shown in this column represent the number of performance shares or amounts that may be earned by the NEOs, as follows, in each case assuming achievement of target performance, in accordance with SEC regulations.
(4)	Unvested restricted shares and performance shares were forfeited by Mr. McBride upon his resignation on August 31, 2018.
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Option Exercises and Stock Vested

The following table sets forth information regarding the restricted shares and performance shares that vested for each of the NEOs in 2018. No NEO acquired any shares upon the exercise of stock options in 2018. The value of restricted shares realized upon vesting and performance shares earned is based on the closing price of the shares on the applicable vesting dates.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)(2)	Value Realized on Vesting ($)(3)
Daniel J. McCarthy	57,522	$472,616
Sheldon L. Bruha	0	$0
R. Perley McBride	9,322	$84,644
John Maduri	0	$0
Steve Gable	7,924	$67,802
Kenneth W. Arndt	9,316	$80,151
(1)	The RSA awards that vested in 2018 reflect the vesting on the anniversary of the grant date of (a) the third 33% installment of the RSAs awarded to the NEOs on February 25, 2015 (other than Messrs. Bruha, McBride and Maduri), (b) the second 33% installment of the RSAs awarded to the NEOs on February 11, 2016 (other than Messrs. Bruha, McBride and Maduri), and (c) the first 33% installment of the RSAs awarded to the NEOs on February 16, 2017 (other than Messrs. Bruha and Maduri).
(2)	The LTIP awards that vested in 2018 reflect the vesting of the LTIP shares that were awarded to Messrs. McCarthy, Gable and Arndt on February 25, 2015. Messrs. Bruha, McBride and Maduri did not hold any 2015 LTIP awards that vested in 2018. The number of shares of Common Stock acquired by the NEOs from the vesting of the 2015 LTIP awards was equal to 69.9% of the applicable target number of LTIP shares based on the Company’s cumulative Operating Cash Flow as compared to the goals approved by the Compensation Committee, which resulted in an Operating Cash Flow factor of 93.3%, and the Company’s TSR ranking relative to the other companies in the GICS industry code for U.S. Integrated Telecommunications Services, which resulted in a TSR modifier of 75.0%.
(3)	The value realized from the vesting of the RSA and LTIP awards was calculated based on the average of the high and low sale price for awards granted under the 2013 Equity Incentive Plan, or closing sale price for awards granted under the 2017 Equity Incentive Plan, of Common Stock on the NYSE Composite Tape on the applicable vesting date or, if the vesting date occurred on a non-trading day, the last trading day preceding the applicable vesting date.

Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Daniel J. McCarthy	Frontier Pension Plan	11	$192,205	—
Sheldon L. Bruha	—	—	—	—
R. Perley McBride	Frontier Pension Plan	5 years, 8 mo	$54,555	—
John Maduri	—	—	—	—
Steve Gable	—	—	—	—
Kenneth W. Arndt	Frontier Pension Plan	6 years, 2 mo	$28,046	—

We have a noncontributory, qualified retirement plan, the Frontier Pension Plan, covering certain employees. The plan provides benefits that, in most cases, are based on formulas related to base salary and years of service. The plan was amended to provide that, effective February 1, 2003, no further benefits will be accrued under the plan by most non-union participants (including all executive officers), and is considered “frozen.” Messrs. McCarthy, McBride and Arndt are the only NEOs with vested benefits under the plan. The estimated annual pension benefits (assumed to be paid in the normal form of an annuity) for Mr. McCarthy is $22,641, for Mr. McBride is $6,885 and for Mr. Arndt is $3,386. This amount is calculated under the plan based on Mr. McCarthy’s 11 years of service, Mr. McBride’s five years, eight months of service and Mr. Arndt’s 6 years, two months of service credit at the time the plan was frozen and the compensation limits established in accordance with federal tax law in the computation of retirement benefits under qualified plans. Benefits

Frontier Communications Corporation	47	2019 Proxy Statement

EXECUTIVE COMPENSATION

are not subject to reduction for Social Security payments or other offset amounts. For a discussion of valuation assumptions, see Note 18 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2018.

As previously discussed, Mr. McBride resigned from the company on August 31, 2018. He also worked for Frontier before the Frontier Pension Plan was frozen.

Employment Arrangements; Potential Payments upon Termination or Change-in-Control

Employment Agreements and Arrangements

Frontier is party to an employment agreement with Mr. McCarthy, Mr. Maduri, Mr. Gable, and Mr. Arndt and each agreement has been publicly filed with the SEC. In accordance with best practices, the agreements do not provide for a set term of employment.

Each NEO receives a base salary and is entitled to participate in the Frontier Bonus Plan and our 2013 and 2017 Equity Incentive Plans. In addition, each NEO is entitled to severance benefits under our Severance Plan.

Potential Payments upon Termination of Employment or Change-in-Control

The following summarizes potential payments that would be made under the Company’s Severance Plan or the NEO’s employment agreement, as applicable, upon a termination of employment or change-in-control as of December 31, 2018.

If Mr. McCarthy’s employment is terminated without “cause” or by Mr. McCarthy with “good reason,” we would be required to pay Mr. McCarthy an amount equal to the non-change in control severance factor applicable to Mr. McCarthy (as set forth below) multiplied by the sum of his base salary and target bonus. In addition, all his restricted shares would vest, and all performance share awards granted to him or any other performance incentive award pursuant to a performance-based vesting schedule would be vested with respect to any service requirement, but the number of shares earned would be based on actual performance against the pre-established goals. In addition, in such circumstances, Mr. McCarthy would be entitled to an amount equal to 18 times the monthly COBRA charge for the type of employer-provided health coverage in effect for him.

With respect to our other active NEOs, if the executive’s employment is terminated without “cause” or by the NEO with “good reason,” we would be required to pay the executive an amount equal to the non-change in control severance factor applicable to the executive (as set forth below) multiplied by his or her base salary. The executive would also be entitled to purchase from Frontier three months of subsidized COBRA coverage at the active employee rate.

If Mr. McCarthy’s employment is terminated due to his death or in connection with a disability, Mr. McCarthy or his estate would be entitled to payment of six months’ base salary (paid in installments as salary continuation pursuant to our standard payroll practices) and a prorated portion of his target bonus for the year of termination (paid in lump sum). In addition, all restricted shares would vest, and performance shares would vest pro-rata, based on time served through the date of termination at the target level of shares granted. Mr. McCarthy, or his spouse, in the event of Mr. McCarthy’s death, would also be entitled to an amount equal to 18 times the monthly COBRA charge for the type of employer-provided coverage in effect for Mr. McCarthy.

In the event Mr. McCarthy’s employment is terminated without “cause” or by Mr. McCarthy with “good reason” in connection with a “change in control,” Mr. McCarthy would be entitled to the amounts he would receive in connection with a termination by us without cause or by him with good reason in a non-change in control context, except that (a) the change in control severance factor would apply as set forth below and (b) the number of earned performance shares would be based on actual performance as of the date of the change in control (if determinable), otherwise based on target performance, and these earned shares would vest at the time of the qualifying termination. In addition, if the successor following a change in control declines to assume Frontier’s obligations with respect to Mr. McCarthy’s performance shares, the earned performance shares would vest upon the change in control, regardless of whether his employment was terminated.

Frontier Communications Corporation	48	2019 Proxy Statement

EXECUTIVE COMPENSATION

With respect to our other active NEOs, in the event the NEO’s employment is terminated without “cause” or by the executive with “good reason” in connection with a change in control, the executive would be entitled to the amounts he or she would receive in connection with a termination by us without cause in a non-change in control context, except that (a) the change in control severance factor would apply as set forth below and the executive’s target bonus would be included in the severance pay calculation, (b) the executive’s restricted shares would vest in full and (c) performance shares would be earned based on actual performance as of the date of the change in control (if determinable), otherwise based on target performance, and these earned shares would vest at the time of the qualifying termination. In addition, if the successor following a change in control declines to assume Frontier’s obligations with respect to the executive’s performance shares, the earned performance shares would vest upon the change in control, regardless of whether employment was terminated.

Notwithstanding any of the above disclosures, if Mr. Bruha is terminated by the Company other than for cause, he would be eligible to receive benefits under our standard severance program, along with two months of subsidized COBRA coverage at the active employee rate.

Mr. McBride voluntarily left the Company during 2018 and, as such, did not receive any severance amounts.

To the extent an active NEO would be subject to any excise taxes under Section 280G of the Internal Revenue Code, the amounts he or she would be entitled to receive would be “capped” to avoid any excise tax unless the total payments to be received by him or her without regard to a cap would result in a higher after-tax benefit. The executive would be responsible for paying any required excise tax.

The severance factors for our active NEOs as of December 31, 2018 were as follows:

Executive	Severance Factor in Non- Change in Control Situations	Severance Factor in Change in Control Situations
Daniel J. McCarthy	2.25	3.00
Sheldon L. Bruha	0.30	0.30
John Maduri	1.00	2.00
Steve Gable	1.00	2.00
Kenneth W. Arndt	1.00	2.00

Each NEO would be required to enter into a separation agreement in which the NEO releases claims against Frontier in order to receive the severance payments.

The following table sets forth certain potential payments that would have been made to each NEO had his or her employment been terminated as of December 31, 2018 under various scenarios, including a change in control. The information for Messrs. McCarthy, Arndt and Lass do not include their pension benefits, which are set forth under “Pension Benefits.”

Frontier Communications Corporation	49	2019 Proxy Statement

EXECUTIVE COMPENSATION

Because payments to be made to an NEO depend on several factors, actual amounts to be paid out upon an NEO’s termination of employment can only be determined at the time of separation from Frontier.

Payment Type	D. McCarthy	S. Bruha	J. Maduri	S. Gable	K. Arndt
Termination without Cause or Resignation for Good Reason (no CIC)
Base Salary(1)	$2,250,000	$95,385	$625,000	$500,000	$600,000
Bonus(1)	$3,375,000	—	—	—	—
Value of Accelerated Restricted Shares(2)	$1,198,468	—	—	—	—
Value of Accelerated Performance Shares(3)	$808,574	—	—	—	—
Other Benefits(4)	$31,511	$1,738	$13,377	$16,721	$15,575
Total	$7,663,553	$97,123	$638,377	$516,721	$615,575
Death or Disability
Base Salary	$500,000	—	—	—	—
Bonus	$1,500,000	—	—	—	—
Value of Accelerated Restricted Shares(2)	$1,198,468	—	—	—	—
Value of Accelerated Performance Shares(3)	$808,574	—	—	—	—
Other Benefits(4)	$31,511	—	—	—	—
Total	$4,038,553	—	—	—	—
Termination without Cause or Resignation for Good Reason (in connection with CIC)
Base Salary(5)	$3,000,000	$95,385	$1,250,000	$1,000,000	$1,200,000
Bonus(5)	$4,500,000	—	$1,250,000	$1,000,000	$1,200,000
Value of Accelerated Restricted Shares(2)	$1,198,468	$29,498	$566,064	$342,311	$281,102
Value of Accelerated Performance Shares(6)	$307,700	$22,667	$338,950	$259,088	$205,819
Other Benefits(4)	$31,511	$1,738	$13,377	$16,721	$15,575
Total	$9,037,679	$149,288	$3,418,031	$2,618,120	$2,302,296
(1)	For Mr. McCarthy, the amount shown is equal to 2.25 times his 2018 base salary and bonus opportunity. The portion of this amount related to the bonus opportunity would be paid in lump sum at the time bonus payments are made to other executives under the Frontier Bonus Plan. The remaining portion is payable to Mr. McCarthy in installments as salary continuation pursuant to our standard payroll practices. For Messrs. Maduri, Gable and Arndt, the amount shown is equal to 1.00 times his 2018 base salary. For Mr. Bruha, the amount shown is equal to 16 weeks of his 2018 base salary. Amounts payable to each NEO (other than Mr. McCarthy) are payable in installments as salary continuation pursuant to our standard payroll practices.
(2)	For Mr. McCarthy, all restricted shares vest upon termination without cause or by him with good reason, whether the termination is in connection with a change in control or not, and upon death or disability. For each other NEO, all restricted shares vest upon termination without cause or by such NEO with “good reason” (as defined) in connection with a change in control. Amounts shown represent the value of restricted shares held by each NEO on December 31, 2018 based on the closing price of $2.38 per share of our common stock on December 31, 2018.
(3)	Dollar value of the 339,737 performance shares held by Mr. McCarthy on December 31, 2018 based on the closing price of $2.38 per share of our common stock on December 31, 2018. The number of performance shares used for this purpose is equal to the target level of shares granted. This does not include the value of performance shares that were earned on December 31, 2018 upon completion of the 2016-2018 Measurement Period.
(4)	Under the Severance Plan, Mr. McCarthy is entitled to an amount equal to 18 times the monthly COBRA charge for the type of employer-provided health coverage in effect for the CEO. This amount will be paid in lump sum within 60 days following termination. All other NEOs are entitled to purchase from Frontier up to three months of subsidized COBRA coverage at the active employee rate with the above amounts reflecting the portion of COBRA paid by Frontier. Mr. Bruha is eligible for up to two months of subsidized COBRA coverage at the active employee rate with the above amounts reflecting the portion of COBRA paid by Frontier.
(5)	Amounts shown are payable in lump sum upon termination of the NEO without cause or by the NEO with good reason in connection with a change of control pursuant to the Severance Plan. For Mr. McCarthy, the amount is equal to 3.00 times his 2018 base salary and bonus opportunity. For Messrs. Maduri, Gable and Arndt , the amount is equal to 2.00 times their 2017 base salary and bonus opportunity. For Mr. Bruha, the amount is equal to 16 weeks of his 2018 base salary.
(6)	Amounts shown represent the dollar value of performance shares earned as of December 31, 2018 based on the closing price of $2.38 per share of common stock on December 31, 2018. The number of earned performance shares used for this purpose is based upon the target level of shares granted. This does not include the value of performance shares that were earned on December 31, 2018 upon completion of the 2016-2018 Measurement Period.
Frontier Communications Corporation	50	2019 Proxy Statement

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION

Frontier and its Board are committed to excellence in governance and recognize the interest that our stockholders have expressed in our executive compensation program. As part of our commitment, in 2009, the Board voluntarily adopted a Corporate Governance Guideline, commonly known as “Say-on-Pay,” to annually provide stockholders with the opportunity to endorse or not endorse compensation paid to the NEOs through consideration of the following non-binding advisory resolution:

“Resolved, that the compensation paid to Frontier’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and accompanying narrative discussion, is hereby approved.”

We believe that our executive compensation philosophy and programs reinforce our pay for performance culture and are strongly aligned with the long-term interests of our stockholders. The Compensation Committee, which oversees and approves the compensation philosophy and programs, engages in an extensive process to align executive pay, both short- and long-term, with Frontier’s performance and the interests of our stockholders. The Compensation Discussion and Analysis section of this Proxy Statement provides a comprehensive review of our executive compensation philosophy and programs and the rationale for executive compensation decisions, and the accompanying tables and narrative provide details on the compensation paid to our NEOs. We urge you to read this disclosure prior to voting on this proposal.

Our existing Say-on-Pay policy is consistent with Section 14A of the Securities Exchange Act of 1934 adopted in July 2010 as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act. Because your vote is advisory, it will not be binding upon the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements. Stockholders who wish to communicate with our Board or any specific director, including the Chairman, any non-management director, the non-management directors as a group, any independent director or the independent directors as a group, on executive compensation or any other matter of stockholder concern, can do so by writing to such director or group of directors at: Frontier Communications Corporation, 401 Merritt 7, Norwalk, Connecticut 06851. Any communication will be forwarded to the director or directors to whom it is addressed.

In accordance with the wishes of our stockholders and best practices, we will provide a say on pay vote annually and the next Say-on-Pay proposal will be included in our 2020 proxy statement.

The Board unanimously recommends that you vote FOR this proposal.

Frontier Communications Corporation	51	2019 Proxy Statement

AUDIT COMMITTEE REPORT

The Audit Committee consists of four independent directors, each of whom has been determined by the Board to meet the heightened independence criteria applicable to Audit Committee members and to satisfy the financial literacy requirements of the Nasdaq Listing Rules and the applicable rules of the SEC. The Audit Committee is responsible, under its charter, for oversight of our independent registered public accounting firm, which reports directly to the Audit Committee. The Audit Committee has the authority to retain and terminate the independent registered public accounting firm, to review the scope and terms of the audit and to approve the fees to be charged. The Audit Committee monitors our system of internal control over financial reporting, and management’s certifications as to disclosure controls and procedures and internal controls for financial reporting. Our management and independent registered public accounting firm, not the Audit Committee, are responsible for the planning and conduct of the audit of our consolidated financial statements and determining that the consolidated financial statements are complete and accurate and prepared in accordance with U.S. generally accepted accounting principles.

The Audit Committee has met and held discussions with management, our senior internal auditor and our independent registered public accounting firm (with and without management and our senior internal auditor present) and has reviewed and discussed the audited consolidated financial statements and related internal control over financial reporting with management and our independent registered public accounting firm.

The Audit Committee has also discussed with our independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees.

Our independent registered public accounting firm also provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with our independent registered public accounting firm that firm’s independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 for filing with the SEC. The Audit Committee selected KPMG LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2019, which is being presented to stockholders at the meeting for ratification.

Submitted by:

Edward Fraioli, Chair
Leroy T. Barnes Jr.
Diana S. Ferguson
Howard L. Schrott

Frontier Communications Corporation	52	2019 Proxy Statement

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

In accordance with the Sarbanes-Oxley Act of 2002, the rules of the SEC and the Audit Committee Charter, the pre-approval of the Audit Committee is required for all audit and permissible non-audit services that will be provided by KPMG LLP, our independent registered public accounting firm. All of the services of KPMG LLP for 2018 and 2017 were pre-approved by the Audit Committee.

The following table sets forth the fees for professional audit services paid by us to KPMG LLP, our independent registered public accounting firm:

	2018	2017
Audit Fees	$6,299,000	$5,859,000
Audit-Related Fees	10,000	20,000
Tax Fees	204,637	142,804
All Other Fees	—	—
Total	$6,513,637	$6,021,804

Audit Fees

Audit fees relate to professional services rendered in connection with the audit of our annual consolidated financial statements included in our Annual Report on Form 10-K and internal control over financial reporting, the review of our quarterly financial statements included in our Quarterly Reports on Form 10-Q, the audit of our captive insurance company and audit services provided in connection with other subsidiary audit reports and professional services rendered in connection with Frontier’s debt offerings.

Audit-Related Fees

For 2018 and 2017, audit-related fees primarily relate to professional services rendered in connection with agreed-upon procedure reports.

Tax Fees

Tax fees for 2018 and 2017 primarily relate to professional services rendered in connection with the preparation of transactional tax filings. Tax fees for 2018 also include tax consulting services.

Frontier Communications Corporation	53	2019 Proxy Statement

PROPOSAL 3: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL 3: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The ratification of the selection of KPMG LLP as our independent registered public accounting firm for 2019 is being submitted to stockholders because we believe that this action follows sound corporate practice and is in the best interests of the stockholders. If the stockholders do not ratify the selection by the affirmative vote of the holders of a majority of the shares of common stock present or represented by proxy and entitled to vote at the meeting, the Audit Committee will reconsider the selection of the independent registered public accounting firm, but such a vote will not be binding on the Audit Committee. If the stockholders ratify the selection, the Audit Committee, in its discretion, may still direct the appointment of a new independent registered public accounting firm at any time during the year if the Audit Committee believes that this change would be in our and our stockholders’ best interests.

The Board recommends that the stockholders ratify the selection of KPMG LLP, registered public accounting firm, as the independent registered public accounting firm to audit our accounts and those of our subsidiaries for 2019. KPMG has served as our independent registered public accounting firm since 1936, and the Audit Committee believes that the continued retention of KPMG as our independent registered public accounting firm is in the best interests of Frontier and our stockholders. The Audit Committee approved the selection of KPMG LLP as our independent registered public accounting firm for 2019.

A representative of KPMG is expected to participate at the Annual Meeting and will have the opportunity to make a statement and be available to respond to appropriate questions.

The Board unanimously recommends that you vote FOR this proposal.

Frontier Communications Corporation	54	2019 Proxy Statement

PROPOSAL 4: STOCKHOLDER PROPOSAL ON EQUITY COMPENSATION

PROPOSAL 4: STOCKHOLDER PROPOSAL ON EQUITY COMPENSATION

Mr. Jeffery L. Doppelt, 6 Grassfield Road, Great Neck, New York 11024, has advised us that he is the beneficial owner, individually and as Trustee on behalf of several trusts, of 4,052 shares of our common stock, and he intends to present the following resolution:

The Proposal

To recommend to the Board of Directors to adopt a policy on making equity awards to senior executives, as follows:

No equity compensation grant may be made to a senior executive at a time when Frontier common stock has a market price that is lower than the grant date market price (taking into account stock dividends and stock splits) of any prior equity compensation grants to such individual. Compliance with this policy is excused if it would result in the violation of any existing contractual obligation or the terms of any existing compensation plan.

Proponent’s Statement in Support

Frontier’s 2017 proxy statement touts the company’s philosophy for awarding executive compensation. A key goal is to create a “clear alignment between the interests of our executives and those of our stockholders.” That goal has not been met. Reported compensation for directors and named executives was a whopping $18.5 million in 2017, the same year that the dividend was suspended, and the stock price declined 83.4%. This dramatic loss of shareholder value cannot be explained by general industry conditions; the S&P Telecom Services Index declined just 1%. Much of this exorbitant compensation consists of equity grants. These multi-million-dollar equity grants are dilutive and costly. It is irresponsible for the Board of Directors to in effect “print currency” indiscriminately at the shareholders’ expense through these equity grants. If the purpose of these grants is to create incentives for executives to work to increase share value, a benefit that would be shared with the owners of the company, that goal would be better accomplished if the executives were not so rewarded when the stock price declines under their management.

Board of Directors’ Statement in Opposition to the Stockholder Proposal on Equity Compensation

The Board of Directors unanimously recommends that you vote AGAINST this stockholder proposal because it would impose a broad and unnecessary restriction on the Board’s ability to determine the appropriate executive compensation program, including the appropriate mix of pay components, to align the goals and interests of our executives with those of Frontier and its stockholders. In addition, the proposal, if adopted, would impose a broad and indiscriminate restriction on equity grants to executive officers.

Executive pay decisions aligned to performance and long-term stockholder interests

The purpose of our executive compensation program is to align the goals and interests of our executives with those of Frontier and its stockholders by rewarding our leadership team for delivering on both short-term and long-term goals. The Compensation Committee continues to review and modify our executive compensation program to better align pay with performance. During 2019, we have realigned our compensation structure both to incent strong performance as we work towards our transformation goals and to retain key executives. In order to determine the appropriate amount and mix of compensation components for executive officers, the Compensation Committee considers many factors, including experience, value provided to Frontier, scope of responsibility, company and individual performance, benchmark data based on our peer group and general industry survey data for comparably sized companies.

Historically, a significant portion of the total compensation for executive officers has been granted in the form of restricted stock awards and performance share awards. There is no assurance that executive officers will actually realize the value attributed to these awards, since the ultimate value of restricted stock and performance shares will depend upon the price of Frontier’s common stock when the vested and earned shares are sold by the executives. In 2017, we reported that the

Frontier Communications Corporation	55	2019 Proxy Statement

PROPOSAL 4: STOCKHOLDER PROPOSAL ON EQUITY COMPENSATION

2015-2017 performance share awards were earned at 69.9% of target with a share payout at 4.5% of the grant date target value when factoring the decline in our stock price. As a result of not paying a bonus for 2016 and 2017 performance, along with the decrease in our share price, the value realized from our executive compensation program over the past three years has been well below the target value.

Proponent states that it is “irresponsible for the Board of Directors to in effect “print currency” indiscriminately at the shareholders’ expense through these equity grants,” however, the Board’s decisions on executive compensation are deliberate and carefully calibrated to reinforce the company’s performance culture and ensure company goals are aligned throughout the organization. Importantly, as the Company undertakes its transformation program, it is critical for the Company to have a compensation program that is competitive in relation to comparable companies based on size, overall complexity and the nature of our business, in order to attract and retain key executives.

Broad and indiscriminate restriction

The proposal, if adopted, would require that, when determining compensation for senior executives, the Compensation Committee be prohibited from making an equity grant to a senior executive at a time when Frontier common stock has a market price that is lower than the grant date market price of any prior equity compensation grant to such individual. By imposing a flat prohibition, the proposal would prevent equity grants under a range of scenarios in which it would not meet the stated objective of not rewarding executives when “the stock price declines under their management.” For example, the stock price could rise in each of the next four quarters and if the share price were to fall below a prior grant price, even though still holding significant gains, the Committee could not award a new equity grant, placing unnecessary and troublesome limitations on the Compensation Committee’s flexibility to hire, retain and compensate strategic leaders.

For the foregoing reasons,

The Board unanimously recommends that you vote AGAINST this stockholder proposal

Frontier Communications Corporation	56	2019 Proxy Statement

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table summarizes compensation plans under which our securities are authorized for issuance as of December 31, 2018.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	846,934	$105.45	2,607,000
Equity compensation plans not approved by security holders	—	—	—
Total	846,934	$105.45	2,607,000
(1)	Reflects the number of outstanding performance shares (assuming achievement of target performance), phantom units and options.
(2)	The weighted-average exercise price excludes performance shares and phantom units, as they have no exercise price.
Frontier Communications Corporation	57	2019 Proxy Statement

ANNUAL REPORT AND COMPANY INFORMATION

A copy of our 2018 Annual Report to Stockholders is being furnished to stockholders concurrently herewith. Stockholders may request another free copy of our 2018 Annual Report from:

Frontier Communications Corporation
Attn: Investor Relations Department
401 Merritt 7
Norwalk, Connecticut 06851
Telephone: (866) 491-5249
email: ir@ftr.com

Our proxy materials are also available on the Investor Relations page of our website, www.frontier.com. The information on our website is not incorporated herein by reference.

Frontier Communications Corporation	58	2019 Proxy Statement

PROPOSALS BY STOCKHOLDERS

PROPOSALS BY STOCKHOLDERS

Proposals that stockholders wish to include in our proxy statement and form of proxy for presentation at our 2020 annual stockholders meeting must be received by us no later than November 26, 2019. Such proposals also must comply with SEC regulations under Rule 14a-8 of the Securities Exchange Act of 1934, as amended, regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Secretary
Frontier Communications Corporation
401 Merritt 7
Norwalk, Connecticut 06851
Fax: (203) 614-4651

For a stockholder proposal that is not intended to be included in our 2020 proxy statement under Rule 14a-8, our bylaws require that the stockholder’s written proposal be submitted to our Secretary at the address above:

•	On or after the close of business on January 8, 2020; and
•	On or before the close of business on February 7, 2020.

In such a case, the notice of proposal must meet certain requirements set forth in our bylaws. Such proposals are not required to be included in our proxy materials.

Frontier Communications Corporation	59	2019 Proxy Statement

401 Merritt 7
Norwalk, Connecticut 06851

2019 Annual Meeting of Stockholders
10:00 a.m., Eastern Time, May 7, 2019
Virtual Meeting, visit: www.virtualshareholdermeeting.com/FTR2019

Frontier COMMUNICATIONS

FRONTIER COMMUNICATIONS CORPORATION
401 MERRITT 7
NORWALK, CT 06851

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/FTR2019**

You may attend the Meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E68234-P17029

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FRONTIER COMMUNICATIONS CORPORATION

The Board of Directors recommends that you vote FOR each of the following Directors:

1. Election of Directors

Nominees:

	For	Against	Abstain
1a. Peter C.B. Bynoe	☐	☐	☐
1b. Diana S. Ferguson	☐	☐	☐
1c. Edward Fraioli	☐	☐	☐
1d. Daniel J. McCarthy	☐	☐	☐
1e. Michael R. McDonnell	☐	☐	☐
1f. Pamela D.A. Reeve	☐	☐	☐
1g. Virginia P. Ruesterholz	☐	☐	☐
1h. Robert A. Schriesheim	☐	☐	☐
1i. Howard L. Schrott	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ Yes ☐ No

	For	Against	Abstain
The Board of Directors recommends that you vote FOR the following proposal:			
2. Advisory approval of the Company's executive compensation.	☐	☐	☐
The Board of Directors recommends that you vote FOR the following proposal:			
3. Ratification of the selection of KPMG LLP as our independent registered public accounting firm for 2019.	☐	☐	☐
The Board of Directors recommends that you vote AGAINST the following proposal:			
4. A stockholder proposal, if properly brought before the meeting, regarding limiting equity compensation awards to senior executive officers when the Company's common stock price is lower than any prior equity compensation grant to such individual.	☐	☐	☐

NOTE: The named proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Frontier COMMUNICATIONS

Information about Delivery of Stockholder Material

"Householding"
In an effort to minimize costs and the amount of duplicate material a household receives, we are sending one annual report and proxy statement to accounts sharing the same last name and address. If you would like another copy, and/or wish to receive financial reports for each account in your household in the future, please contact our transfer agent, Computershare Investor Services (in writing: P.O. Box 505005, Louisville, KY 40233; by telephone: in the U.S., Puerto Rico and Canada, 1-877-770-0496; outside the U.S., Puerto Rico and Canada, 1-781-575-2382).

Vote Your Proxy Online
You can use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M., Eastern Time, the day before the meeting date. Have your proxy card in hand when you access the website (www.proxyvote.com), and follow the instructions to obtain your records and to create an electronic voting instruction form. There is no charge to you for this service, but there may be costs associated with access to the Internet, such as usage charges for your Internet service provider and/or telephone companies.

Electronic Delivery of Future Proxy Material
After submitting your proxy vote online, you may elect to receive future proxy material (annual report, proxy statement, etc.) from Frontier electronically. Before exiting www.proxyvote.com, click the button for “Electronic Delivery” and enter your email address. Then click the button indicating your consent to receive future information in an electronic format. Next year, you will receive an email providing information about where to locate the annual report and proxy statement online.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Combined Document is available at www.proxyvote.com.

E68235-P17029

FRONTIER COMMUNICATIONS CORPORATION

Proxy Solicited on Behalf of Board of Directors

The undersigned hereby appoints Peter C.B. Bynoe and Howard L. Schrott or either of them with full power of substitution, as proxies to vote at the Annual Meeting of Stockholders of Frontier Communications Corporation (the "Company") to be held on May 7, 2019, at 10:00 a.m. Eastern Time, via the Internet at www.virtualshareholdermeeting.com/FTR2019, and at any adjournments thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of the Company held or owned by the undersigned as directed, and in their discretion upon such other matters as may come before the meeting or any adjournment thereof.

If the undersigned holds shares of Frontier common stock under the Frontier 401(K) Savings Plan and/or the Frontier Communications Corporate Services Inc. Savings and Security Plan for Mid-Atlantic Associates, this proxy represents the number of shares allocable to the undersigned under the Plans as well as other shares registered in the undersigned’s name. The undersigned hereby authorizes and directs Fidelity Investments, as the Trustee under the Plans, to vote all shares of stock allocated to the undersigned under the provisions of the Plans and appoints Peter C.B. Bynoe and Howard L. Schrott or either of them, with full power of substitution, proxies to vote at the Annual Meeting of Stockholders of the Company to be held on May 7, 2019 at 10:00 a.m. Eastern Time, via the Internet at www.virtualshareholdermeeting.com/FTR2019, and at any adjournments thereof. Said Trustee is authorized and directed to execute and deliver a written proxy appointing such individuals to act as proxies as directed, and, in their discretion, upon such other matters as may come before the meeting or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side